UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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NUVEEN INVESTMENTS, INC.

(Name of Registrant as Specified In Its Charter)

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NUVEEN INVESTMENTS, INC.
333 West Wacker Drive
Chicago, Illinois 60606

Notice of Annual Meeting of Shareholders
To Be Held Wednesday, May 9, 2007

To the Shareholders of Nuveen Investments, Inc.

Notice is hereby given that the annual meeting of the shareholders of Nuveen Investments, Inc., a Delaware corporation (the “Company”), will be held in the 6th floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, on Wednesday May 9, 2007, at 10:30 a.m., central time, for the following purposes:

1. To elect two Class I directors to serve on the Board of Directors until the Annual Meeting of Shareholders in 2010 or until such time as his successor shall have been duly elected and qualified.

2. To ratify the selection of KPMG LLP as independent auditors for the Company for 2007.

3. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 15, 2007 are entitled to notice of and to vote at the meeting.

The Company anticipates first mailing the accompanying proxy statement and its 2006 Annual Report on or about April 9, 2007.

Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy card and return it promptly in the postage paid envelope enclosed for that purpose. You may revoke your proxy at any time before it is voted, and shareholders who are present at the meeting may withdraw their proxies and vote in person.

April 6, 2007

John L. MacCarthy
Secretary

NUVEEN INVESTMENTS, INC.

333 West Wacker Drive
Chicago, Illinois 60606

Proxy Statement

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Nuveen Investments, Inc. (the “Company”) of proxies to be voted at the annual meeting of the shareholders of the Company to be held on May 9, 2007, and at any and all adjournments of such meeting. The annual meeting will be held in the 6th floor auditorium of The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois on Wednesday, May 9, 2007 at 10:30 a.m., central time. This Proxy Statement was initially mailed to shareholders on or about April 9, 2007.

At the annual meeting, shareholders will vote on the election of two Class I directors, the ratification of the selection of KPMG LLP as independent auditors for the Company for 2007 and on such other matter(s) as may properly come before the annual meeting. All duly executed proxies received by management prior to the meeting will be voted in accordance with the choices specified by shareholders on their proxies. If a shareholder duly executes a proxy card but no choice is specified by a shareholder with respect to matters to be voted upon at the annual meeting, the shares of such shareholder will be voted FOR the election of each nominated Class I director listed in this Proxy Statement with a term expiring at the 2010 annual meeting of shareholders, FOR ratification of the selection of the independent auditors of the Company for 2007 and in the proxy holders’ discretion on any other matter(s) that may properly come before the annual meeting. The Company does not currently know of any other matters to be presented at the annual meeting. Shareholders who execute proxies may revoke them at any time before they are voted at the annual meeting by filing with the Company a signed, written notice of revocation addressed to the Company’s Secretary at the address above that is dated after the date of your original proxy, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Proxies submitted by brokers for shares beneficially owned by other persons may indicate that all or a portion of the shares represented by the proxies are not being voted with respect to a particular matter. Applicable broker rules may not permit a broker to vote shares held in street name with respect to such matter in the absence of instructions from the beneficial owner of the shares. The shares represented by broker proxies that are not voted with respect to such matter will not be considered present and entitled to vote with respect to such matter, although such shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum. If a quorum is present, these shares will not affect the determination of whether such matter is approved.

As of March 15, 2007, there were issued and outstanding 79,159,906 shares of Common Stock. Those persons who were shareholders of record of Common Stock at the close of business on March 15, 2007 will be entitled to one vote for each share held, without cumulation.

Under the Company’s Amended and Restated By-laws, a majority of the outstanding shares of the class or classes entitled to vote on a particular matter and represented in person or by proxy will constitute a quorum for consideration of such matter at the annual meeting. Under the Company’s Restated Certificate of Incorporation, in the event that any person or group becomes the beneficial owner (as defined in the Certificate of Incorporation) of more than 20% of the outstanding shares of Common Stock, the shares of Common Stock beneficially owned by such person or group in excess of 20% of the outstanding shares of such class shall have no voting rights and shall be deducted from the total number of shares of Common Stock for purposes of determining the number of shares of Common Stock necessary to constitute a quorum or required to approve a matter submitted for shareholder approval. To the knowledge of the Company, on March 15, 2007 no person or group was the beneficial owner of more than 20% of the outstanding shares of Common Stock. All references to Common Stock herein refer to the Class A Common Stock, the only outstanding class of capital stock of the Company.

The cost of preparing, printing and mailing this Proxy Statement, the accompanying notice and the enclosed proxy, and all other costs in connection with the solicitation of proxies, will be paid by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to furnish proxy material to the beneficial owners of the Company’s Common Stock of whom they have knowledge and will reimburse them for their expenses for so doing. Additional solicitation may be made by letter, telephone or facsimile by officers and employees of the Company and its affiliates.

The Company is mailing its 2006 Annual Report together with this Proxy Statement to all shareholders of record as of the record date.

BENEFICIAL OWNERSHIP OF THE COMPANY’S COMMON STOCK

Principal Holders

The following table sets forth the beneficial ownership as of March 15, 2007 of the Company’s Common Stock of each person who beneficially owns more than 5% of the Common Stock. The percent of the total Common Stock outstanding owned by each person is based on the outstanding shares of Common Stock as of March 15, 2007. Unless otherwise noted, the person shown has sole voting and investment power.

Number of
	Shares		Percent of
	Beneficially		Total Common
Name and Address	Owned		Stock Outstanding

Wellington Management Company, LLP	4,927,365	(1)	6.2%
75 State Street
Boston, MA 02109

(1)	According to a Schedule 13G/A filed on February 14, 2007. Wellington Management Company, LLP, in its capacity as investment adviser, has the power to dispose or to direct the disposition of 4,927,365 (6.2%) shares of the Company’s Common Stock.

Directors and Executive Officers

The following table sets forth the beneficial ownership, as of March 15, 2007, of the Company’s Common Stock by each of the directors and nominees, each of the executive officers named in the “Summary Compensation Table”, and all directors and executive officers as a group (14 persons). The percentage of the total Common Stock outstanding owned by each person and group is based on the outstanding shares of Common Stock as of such date, plus, in each case, shares subject to stock options held by each such person or such group that are currently exercisable or exercisable within 60 days after such date. Unless otherwise noted, the persons shown have sole voting and investment power. Also, unless otherwise noted, the business address for each person is c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

	Number of		Percent of
	Shares		Total Common
	Beneficially		Stock
Name	Owned		Outstanding(1)

John P. Amboian	2,007,898	(2)	2.5%
Willard L. Boyd	7,732	(3)	*
Connie K. Duckworth	502	(3)	*
Duane R. Kullberg	7,732	(3)	*
Pierre E. Leroy	189	(3)	*
Roderick A. Palmore	4,409	(3)	*
Timothy R. Schwertfeger	2,945,786	(4)	3.7%
William Adams IV	422,703	(5)	*
Alan G. Berkshire	532,769	(6)	*
Alan A. Brown	219,275	(7)	*
Glenn R. Richter	24,151	(8)	*
Margaret E. Wilson	76,672	(9)	*
Directors and executive officers as a group (14 persons)	6,268,729	(10)	7.9%

*	Less than 1%.

(1)	For the directors and executive officers of the Company, the percentage of outstanding stock is determined by dividing the total number of shares beneficially owned, which includes the shares issuable upon exercise of their exercisable stock options and stock options that will become exercisable within 60 days after March 15, 2007, by the total number of outstanding shares of Common Stock plus the number of shares issuable upon exercise of their currently exercisable stock options and stock options that will become exercisable within such 60 day period.

(2)	Includes 1,827,285 shares subject to currently exercisable stock options, 88,683 shares of unvested restricted stock for which Mr. Amboian has voting power, 90,000 shares held directly for which Mr. Amboian has voting and investment power, and 1,930 shares held in the Company’s 401(k) Plan for which Mr. Amboian has investment power, but no voting power. Excludes 212,500 shares of restricted stock granted under the Company’s equity incentive plans for which Mr. Amboian does not have voting or investment power. Of such shares of excluded restricted stock, 54,000 shares have been deferred and the deferral period has not ended and is not scheduled to end within 60 days, and 158,500 shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(3)	For Ms. Duckworth and Messrs. Leroy and Palmore, each a non-employee director of the Company, the amounts shown consist entirely of shares underlying Restricted Stock Units (“RSUs”) granted under the Company’s equity incentive plans. For Messrs. Boyd and Kullberg (also non-employee directors), amounts include RSUs and 3,000 shares of the Company’s common stock previously purchased by each director in market transactions. The RSUs cannot be certificated or sold until six months after a director’s term has ended. The RSUs have no voting rights, but are credited with dividend equivalents, which are invested in additional RSUs upon each dividend payment.

(4)	Includes 2,272,869 shares subject to currently exercisable stock options, 567,905 shares for which Mr. Schwertfeger has voting and investment power and 105,012 shares of unvested restricted stock for which Mr. Schwertfeger has voting, but not investment power. Excludes 323,300 shares of restricted stock granted under the Company’s equity incentive plans for which Mr. Schwertfeger does not have voting or investment power. Of such shares of excluded restricted stock, 132,000 shares have been deferred and the deferral period has not ended and is not scheduled to end within 60 days, and 191,300 shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(5)	Includes 356,000 shares subject to currently exercisable stock options, 15,703 shares of unvested restricted stock for which Mr. Adams has voting power and 51,000 shares held directly for which Mr. Adams has voting and investment power. Excludes 7,700 shares of restricted stock for which Mr. Adams does not have voting or investment power because the shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(6)	Includes 476,000 shares subject to currently exercisable stock options, 30,870 shares of unvested restricted stock for which Mr. Berkshire has voting power, 16,111 shares held directly for which Mr. Berkshire has voting and investment power, 6,000 shares for which Mr. Berkshire has shared voting and investment power and 3,788 shares held in the Company’s 401(k) Plan for which Mr. Berkshire has investment power but no voting power. Excludes 7,700 shares of restricted stock for which Mr. Berkshire does not have voting or investment power because the shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(7)	Includes 190,000 shares subject to currently exercisable stock options, 28,540 shares of unvested restricted stock for Mr. Brown has voting power and 735 shares held directly for which Mr. Brown has voting and investment power. Excludes 4,000 and 15,000 shares of restricted stock for which Mr. Brown does not have voting or investment power because the shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(8)	Includes 24,151 shares of restricted stock that have not vested for which Mr. Richter has voting power. See table under “Grants of Plan-Based Awards”.

(9)	Includes 60,000 shares subject to currently exercisable stock options, 14,339 shares of unvested restricted stock for which Ms. Wilson has voting power, 2,116 shares held directly for which Ms. Wilson has voting and investment power, and 217 shares held in the Company’s 401(k) Plan for which Ms. Wilson has investment power, but no voting power. Excludes 6,000 shares of restricted stock for which Ms. Wilson does not have voting or investment power because the shares remain subject to performance vesting and additional time vesting. See Footnote 4 to “Outstanding Equity Awards at Fiscal Year-End”.

(10)	Includes an additional 18,911 shares of unvested restricted stock and shares held in the Company’s 401(k) Plan for two executive officers not named in the “Summary Compensation Table”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Section 16(a)”), as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than ten-percent shareholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. During 2006, to the best knowledge of the Company, based on a review of such forms provided to us and written representations from officers and directors, all Section 16(a) reports were filed on a timely basis, except that a Form 4 for Mr. Schwertfeger describing the sale of 1,500 and 12,900 shares of Common Stock, in connection with a series of other stock sales by Mr. Schwertfeger which were reported, was inadvertently filed late (on Form 5) due to an administrative error.

ELECTION OF CLASS I DIRECTOR
(Proposal No. 1)

The full Board of Directors (the “Board”) currently consists of seven directors. The Board is divided into three classes, with Class I and Class II each having two directors and Class III having three directors. The directors in each class serve a three-year term. The term of each class expire at successive annual meetings so that the shareholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Class I Directors (term expiring at this annual meeting)	John P. Amboian Willard L. Boyd
Class II Directors (serving until the 2008 annual meeting)	Duane R. Kullberg Roderick A. Palmore
Class III Directors (serving until the 2009 annual meeting)	Connie K. Duckworth Pierre E. Leroy Timothy R. Schwertfeger

The Nominating & Governance Committee of the Board has recommended, and the Board has nominated for election, two people to serve as Class I directors of the Company, each to hold office for a term of three years and until his or her successor shall have been elected and qualified:

Nominees for Class I Director with a term expiring at the 2010 Annual Meeting:

John P. Amboian	45	Director of the Company since 1998; President since May 1999; prior thereto, Executive Vice President and Chief Financial Officer of the Company.
Willard L. Boyd	80	Director of the Company since 1992; Professor of Law at the University of Iowa Law School since 1954; President Emeritus, Field Museum of Natural History since 1996; prior thereto President, Field Museum of Natural History from 1981 to 1996; President Emeritus, University of Iowa since 1981.

Continuing Class II Directors with terms expiring at the 2008 Annual Meeting:

Duane R. Kullberg	74	Director of the Company since 1992; Retired since 1989; prior thereto, Managing Partner-Chief Executive Officer of Andersen Worldwide; Director of the Chicago Board Options Exchange, Inc.
Roderick A. Palmore	55	Director of the Company since 2002; Executive Vice President, General Counsel and Secretary of Sara Lee Corporation since 2004; prior thereto, Senior Vice President, General Counsel and Secretary of Sara Lee Corporation since 1999; Director of the Chicago Board Options Exchange, Inc.

Continuing Class III Directors with terms expiring at the 2009 Annual Meeting:

Connie K. Duckworth	52	Director of the Company since January 2006; President and Chairman of Arzu, Inc., a not-for-profit corporation promoting economic opportunities for women in developing countries; Member of the Board of Directors of Smurfit-Stone Container Corporation, Northwestern Mutual Life Insurance Company, Russell Investment Group and DNP Select Fund.
Pierre E. Leroy	58	Director of the Company since March 2006; Retired since 2005; President, Worldwide Construction & Forestry Division of Deere & Company since 2001; Member of the Board of Directors of ACCO Brands Corporation, Capital One Financial Corporation and Fortune Brands, Inc.
Timothy R. Schwertfeger	58	Director of the Company since 1992; Chairman and Chief Executive Officer since 1996; prior thereto, Executive Vice President of the Company since inception in 1992.

A holder of Common Stock may, with respect to the election of each Class I director, (i) vote for the election of such nominees named therein, or (ii) withhold authority to vote for such nominee, by so indicating in the appropriate space on the enclosed proxy. The election of each director requires the affirmative vote of a plurality of the shares of the Common Stock present in person or by proxy at the meeting and entitled to vote in such election.

Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. For purposes of determining the approval of the matters submitted to the shareholders for a vote, abstentions and broker non-voters will have no effect in the election of directors. Broker non-votes are shares held by brokers or nominees typically in “street name” as to which (i) instructions have not been received from the beneficial owners and (ii) the broker or nominee does not have discretionary voting power on a particular matter.

Each nominee for election as a director has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed by the shareholders, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them for the election of the nominee named above. However, if a nominee shall not be a candidate for election at the time of the meeting, it is intended that either the vacancy be filled by adoption of a resolution so providing by the Board or by the voting of such shares for such substitute nominee as may be selected by the Board.

Each nominee standing for election is currently a director of the Company, who has heretofore been elected a director by the shareholders at an annual meeting.

The Board recommends a vote FOR each director nominee. Unless otherwise instructed, the proxy holders will vote the duly executed proxies received by them FOR each director nominee.

DIRECTOR COMPENSATION

The following table shows information concerning the compensation that the Company’s non-employee directors earned during the last completed fiscal year ended December 31, 2006.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)(6)	($)(7)	($)

Willard L. Boyd(1)	$91,500	$74,045	$165,545
John Carl(2)	16,000	53,617	69,617
John W. Driscoll(3)	35,250	72,921	108,170
Connie K. Duckworth(4)	72,000	23,683	96,683
Duane R. Kullberg(1)	96,500	74,045	170,545
Pierre E. Leroy(5)	51,000	8,905	59,905
Roderick A. Palmore(1)	85,500	73,750	159,250

(1)	This person is a Board Committee Chairperson.

(2)	Mr. Carl passed away on February 13, 2006.

(3)	Mr. Driscoll’s term of office as a director expired at the Company’s annual shareholders’ meeting held on May 11, 2006. Prior to the expiration of his term, Mr. Driscoll was the Chairman of the Compensation Committee.

(4)	Ms. Duckworth joined the Board on January 13, 2006.

(5)	Mr. Leroy joined the Board on March 29, 2006.

(6)	Includes cash retainer fees, meeting attendance fees, and, as applicable, committee chair fees, each as discussed in more detail below. Dollar amounts are comprised as follows:

Name	Annual Retainer Fee	Aggregate Meeting Fees	Committee Chair Fee

Mr. Boyd	$40,000	$46,500	$5,000
Mr. Carl	10,000	6,000	—
Mr. Driscoll	20,000	14,000	1,250
Ms. Duckworth	40,000	33,000	—
Mr. Kullberg	40,000	46,500	10,000
Mr. Leroy	30,000	21,000	—
Mr. Palmore	40,000	43,000	2,500

(7)	Non-employee directors receive an annual award of Restricted Stock Units (“RSUs”) under the Company’s shareholder-approved 2005 Equity Incentive Plan. See the section below captioned “Annual Grants of RSUs” for more information regarding these grants and the related dividend equivalent units. The amounts set forth in this column constitute the amounts recognized for financial statement reporting purposes for the annual awards of RSUs, (and the dividends equivalents) in respect of 2006, as calculated in accordance with FAS 123(R). The amounts shown for each director relate to the director’s service for the 12 month period ending May 10, 2006, in the case of Messrs. Boyd, Driscoll, Kullberg, and Palmore, or for such shorter period as they served as directors, in the case of Ms. Duckworth and Messrs. Carl and Leroy, and dividend equivalents on both May 2006 and previous awards of RSUs. The numbers shown in the table for Messrs. Boyd and Kullberg are comprised of $70,028 in RSUs and $4,018 in dividend equivalents on the RSUs. The numbers of RSUs and dividend equivalents for the other directors in the table are as follows: Mr. Driscoll — $70,028 in RSUs and $2,893 in dividend equivalents; Mr. Carl — $52,533 in RSUs and $1,084 in dividend equivalents; Ms. Duckworth — $23,327 in RSUs and $356 in dividend equivalents; Mr. Leroy — $8,771 in RSUs and $134 in dividend equivalents; Mr. Palmore — $70,028 in RSUs and $3,723 in dividend equivalents. Non-employee directors receive an annual award of RSUs under the Company’s shareholder-approved 2005 Equity Incentive Plan. See the section below captioned “Annual Grants of RSUs” for more information regarding these grants and the related dividend equivalent units.

The aggregate RSU awards outstanding (reflecting awards since inception of RSU grants in 2003) for each person in the table set forth above as of December 31, 2006 are as follows:

Aggregate Restricted Stock/
Name	RSUs Outstanding

Mr. Boyd	4,707
Mr. Carl	*
Mr. Driscoll	*
Ms. Duckworth	499
Mr. Kullberg	4,707
Mr. Leroy	187
Mr. Palmore	4,386

*	Mr. Carl’s estate and Mr. Driscoll received 2,947 and 4,686 shares of Common Stock respectively, on the sixth month anniversary of the end of their terms as directors.

Executive Directors

The Company’s two directors who are also executive officers, Messrs. Schwertfeger and Amboian, receive compensation for their positions as Chief Executive Officer and President, respectively. Such compensation has been disclosed under the caption “Executive Compensation”. However, they do not receive any additional compensation for their service as directors.

Annual Board/Committee Retainer Fees

Non-employee directors receive an annual fee of $40,000, meeting fees of $2,500 for each full Board meeting attended, meeting fees of $2,500 for each Audit Committee meeting attended, and meeting fees of $1,000 for each Nominating & Governance, Compensation or Executive Committee meeting attended. See the section titled “Corporate Governance — Meeting Attendance” for information regarding the number of meetings held during 2006 by the full Board and the Audit, Nominating & Governance, Compensation and Executive Committees.

Committee Chair Fees

In addition to the annual and committee meeting fees discussed above, the non-employee director chairs of the Audit, Nominating & Governance and Compensation Committees receive an additional annual fee due to their increased responsibilities with respect to such committees. The chair of the Audit Committee (currently

Mr. Kullberg) receives an additional annual fee of $10,000. The chairs of the Nominating & Governance and Compensation Committees (currently Messrs. Palmore and Boyd, respectively) each receive an additional annual fee of $5,000.

Annual Grants of RSUs

Non-employee directors receive an annual award of RSUs under the Company’s shareholder-approved 2005 Equity Incentive Plan. The awards are equal to the whole number of shares of the Company’s Common Stock with a value nearest to $70,000 based on the average closing prices for the Common Stock during the 20-trading day period ending on the trading day prior to the award date. The award is made annually on the last business day immediately prior to the annual shareholders’ meeting.

A director who resigns before the next annual shareholders’ meeting will receive no award of RSUs for the partial term service. A director who dies or becomes disabled during his or her term receives a pro-rata award of RSUs based on the number of months served prior to death or disability. A new director who joins the Board between annual shareholders’ meetings also receives a pro-rata award of RSUs based on the number of months served prior to the next annual shareholders’ meeting.

The RSUs are fully vested when awarded to the directors. However, the RSUs must be deferred, which means that they cannot be certificated or pledged, hypothecated or sold by a director until six months after such director’s Board service ends. Upon the expiration of such six-month period, a director will receive shares of Common Stock equal to the number of RSUs that such director received during his or her service as a director. To the extent the Company declares and pays dividends on Common Stock during the applicable period, a director will be credited dividend equivalent units based on the number of RSUs held by such director. The dividend equivalent units are also deferred until such time as the RSUs are paid. The dividend equivalent units are paid out in shares of the Company’s Common Stock valued equal to the value for the dividend that would have been paid to the director if each RSU was Common Stock of the Company, based on the closing price of the Company’s Common Stock on the payment date for the cash dividend. The RSUs have no voting rights.

Charitable Gift Matching Program

Independent directors are also eligible to participate, along with all the Company’s employees, in the Company’s charitable gift matching program, under which the Company matches contributions by directors and employees to qualifying charitable organizations in an amount up to $10,000 per calendar year. Messrs. Boyd, Kullberg and Leroy each participated in the program, each having $10,000 in contributions matched in 2006.

CORPORATE GOVERNANCE

The Company is committed to following sound corporate governance principles. The Company regularly monitors regulatory developments and reviews its policies and procedures in the areas of corporate governance.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which are posted on the Company’s website and available in print to shareholders who request a copy by mail or telephone. Such requests can be made to the Corporate Secretary, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606 or by calling the Corporate Secretary’s office at 312-917-7700. The guidelines set forth the practices the Board will follow with respect to the composition of the Board, director qualification and responsibilities, Board committees, director access, director compensation, management succession and performance evaluation of the Board, among other things. The Corporate Governance Guidelines can be found at www.nuveen.com, by clicking on “About Us,” then “Investor Relations,” and finally “Corporate Governance”.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies broadly to all employees, officers and directors and also includes specific provisions applying to the principal executive officer, the principal financial officer, the principal accounting officer and other senior officers, in compliance with regulatory requirements. The Company also has a Code of Ethics and various related compliance procedures that apply to its business as an investment manager and sponsor of investment products, and the conduct of its employees and executives. The Company will promptly post on its website any amendments or waivers of its Code of Business Conduct and Ethics that apply to the principal executive officer, the principal financial officer, the principal accounting officer and other senior officers. The Code of Business Conduct and Ethics, as well as any amendments or waivers thereof, can be found at www.nuveen.com, by clicking on “About Us”, then “Investors Relations,” and finally “Corporate Governance” and is also available in print to shareholders who request a copy by mail or telephone.

Director Independence Determinations — Director Independence Guidelines

The corporate governance rules adopted by the New York Stock Exchange (“NYSE”) generally require that a majority of the members of the Board of any listed company must qualify as independent directors. The Company has adopted Director Independence Guidelines to assist it with its director independence determinations. A copy of these Guidelines are available on our website (as part of our Corporate Governance Guidelines), at www.nuveen.com, by clicking on “About Us,” then “Investor Relations,” and finally “Corporate Governance”. Pursuant to those Guidelines, the Board has determined that Messrs. Boyd, Kullberg, Leroy and Palmore and Ms. Duckworth are independent as such term is used in the NYSE Listed Company Manual, the Company’s Director Independence Guidelines and SEC rules. The Board also determined that Mr. Carl and Mr. Driscoll who served as directors in 2006 but are no longer directors were independent. The Board has also determined that each of these independent directors has only immaterial relationships with the Company (other than as a stockholder or director) that fall within the Company’s Director Independence Guidelines. With respect to each director, these immaterial relationships consisted of business done by the Company with companies whose directors include a director of the Company and/or gifts by the Company to charitable organizations with which the Company’s directors had some involvement. Finally, the Board determined that Messrs. Amboian and Schwertfeger are not independent since Mr. Amboian is the Company’s President and Mr. Schwertfeger is the Company’s Chief Executive Officer.

Committees of the Board of Directors

The Company currently has five standing board committees — the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating & Governance Committee and the Strategy Committee. Current members of the committees are named below, with the Chairman of each committee indicated with an asterisk.

Audit Committee	Nominating & Governance Committee
Duane R. Kullberg*	Willard L. Boyd
Willard L. Boyd	Connie K. Duckworth
Connie K. Duckworth	Pierre E. Leroy
Pierre E. Leroy	Duane R. Kullberg
Roderick A. Palmore	Roderick A. Palmore*

Compensation Committee	Executive Committee
Willard L. Boyd*	Timothy R. Schwertfeger*
Connie K. Duckworth	John P. Amboian
Duane R. Kullberg	Willard L. Boyd
Pierre E. Leroy	Duane R. Kullberg
Roderick A. Palmore

Strategy Committee
Connie K. Duckworth*
Duane R. Kullberg

Ms. Duckworth became a director in January 2006 and a member of the Audit, Compensation and Nominating & Governance Committees in February 2006. She was named the Chairman of the Strategy Committee when it was formed in March 2007. Mr. Leroy became a director in March 2006 and a member of the Audit, Compensation and Nominating & Governance Committees in May 2006. In February 2007, he was also designated to succeed Mr. Boyd as Chairman of the Compensation Committee following the 2007 annual meeting. Mr. Kullberg was elected to preside at the executive sessions of our Board in May 2006. Mr. Driscoll’s term of office expired at the Company’s 2006 annual meeting. During 2006, he was a member of the Audit, Compensation and Nominating & Governance Committees. Also during 2006, Mr. John Carl served as a member of the Audit, Compensation and Nominating & Governance Committees. Mr. Carl passed away in February 2006.

The Audit Committee is charged with assisting the Board in monitoring (1) the quality and integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and appointment, (3) the performance of the Company’s independent auditor and internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. The Board has determined that all members of the Audit Committee are independent and have the experience required under the NYSE and SEC rules that the Chairman, Mr. Kullberg, qualifies as an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise, and that all such members are financially literate. A copy of the Audit Committee Charter is posted on the corporate governance section of the Company’s website (www.nuveen.com) and is available in print to shareholders who request a copy. No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies.

The Compensation Committee is responsible for (1) discharging the Board’s responsibility relating to the compensation of executive officers of the Company and the administration of equity incentive award plans of the

Company and (2) reviewing and discussing with management the “Compensation Discussion and Analysis” section of this proxy statement and preparing a report to be included in this proxy statement in accordance with applicable regulations. The Board has determined that each member of the Compensation Committee is independent. A copy of the Compensation Committee Charter is posted on the corporate governance section of the Company’s website (www.nuveen.com) and is available in print to shareholders who request a copy.

Compensation Committee’s Processes and Procedures for Consideration and Determination of Executive Compensation

The Compensation Committee of the Board administers the Company’s executive compensation program, including the oversight of executive compensation policies and decisions, administration of the annual cash incentive award plan applicable to executive officers and administration of the Company’s equity incentive plans, under which awards have historically been made to a broad group of employees. In particular, the Compensation Committee exercises all power and authority of the Board in the administration and interpretation of the Company’s equity incentive plans, including the selection of individuals for participation in the plans, the determination, grant, disbursement and settlement of awards under the plans and the modification or acceleration of awards under the plans. The Compensation Committee also reviewed and approved corporate goals and objectives relevant to the principal executive officer’s compensation, as well as evaluating his performance in light of those goals and objectives and determining and approving that compensation based on such evaluation. The Compensation Committee’s responsibilities are reflected in its Charter, which is reviewed and approved annually by the Compensation Committee and the full Board. The Compensation Committee’s membership is determined annually by the full Board and includes only independent directors. The Compensation Committee meets regularly throughout the year and reports on its activities and recommendations at each regular quarterly meeting of the Board. The Compensation Committee has not delegated any of its authority under its charter to management.

The Compensation Committee also has authority to engage the services of outside advisers. In recent years, the Compensation Committee has regularly engaged an independent compensation consulting firm, Frederic W. Cook & Co., Inc., to assist the Compensation Committee in its review of executive and director compensation arrangements or plans. Specifically, Frederic W. Cook & Co. has provided the Compensation Committee with an annual peer group compensation assessment, updates regarding trends in executive compensation, and advice on compensation decisions for the chief executive officer, the president, and other named executive officers. The Compensation Committee has met regularly with Frederic W. Cook & Co. to review these topics. The services provided by Frederic W. Cook & Co. are limited to matters relating to executive and director compensation.

Compensation Committee Interlocks and Insider Participation

The following persons served on our Compensation Committee during 2006: Ms. Duckworth and Messrs. Boyd, Kullberg, Leroy, Palmore, Driscoll and Carl. No member of the Compensation Committee was, during the fiscal year ended December 31, 2006, an officer, former officer or employee of our Company or any of our subsidiaries. None of our executive officers served as a member of:

•	the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

•	the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

•	the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

The Nominating & Governance Committee is responsible for (1) identifying individuals qualified to become Board members, and recommending to the Board director nominees for election by all shareholders of the Company voting together at the next annual meeting of shareholders, (2) developing and recommending to the Board, the Corporate Governance Guidelines applicable to the Company and reviewing and assessing at least annually the adequacy of such guidelines, and (3) recommending to the Board the formation of new Board committees or changes to the size or purpose of any such committee. A copy of the Nominating & Governance Committee charter is posted on the corporate governance section of the Company’s website (www.nuveen.com) and is available in print to shareholders who request a copy.

The Board has determined that each member of the Nominating & Governance Committee is independent. The Nominating & Governance Committee seeks to identify director candidates who share high professional and personal ethics; have had broad experience in strategic planning or policy making; and have been in senior management or other leadership positions. The Nominating & Governance Committee has not adopted specific minimum standards with respect to identifying director candidates. Rather, the Nominating & Governance Committee prefers to maintain the flexibility to evaluate each potential candidate on a case by case basis in light of the individual qualifications of the candidate and the Company’s needs at the time. The Nominating & Governance Committee has retained professional search firms to identify and evaluate potential director nominees. Directors Connie Duckworth and Pierre Leroy were identified to the Nominating & Governance Committee by one such search firm.

The Nominating & Governance Committee has not adopted a formal policy regarding the consideration of persons recommended by shareholders as candidates for election to the Board beyond what is contained in the Amended and Restated By-laws of the Company because it believes that such nomination should be considered on a case by case basis. The credentials of such candidates will be reviewed in the same manner as those of other candidates (however identified), based on their qualifications and the needs of the Company at the time. The Amended and Restated By-laws provide that a shareholder wishing to nominate a candidate for election to the Board is required to give timely notice to the Secretary of the Company of such nomination. The notice shall be considered timely only if given to the Secretary of the Corporation not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. The notice of nomination is required to contain certain information as set forth in the Amended and Restated By-laws about both the nominee and the shareholder making the nomination. The Company may require that the proposed nominee furnish other information to determine that person’s eligibility to serve as director. The Nominating & Governance Committee will consider such a nomination as it deems appropriate in its discretion. A nomination that does not comply with the above requirements will not be considered. Such nominations should be addressed to Corporate Secretary, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

The Executive Committee is charged with exercising the authority of the Board in the management of the business of the Company when it is impractical in the opinion of the Chairman of the Executive Committee to convene a quorum of the Board for a meeting. In exercising such authority, the Executive Committee may not amend the Certificate of Incorporation or By-laws of the Company, adopt an agreement of merger, consolidation, or sale, lease or exchange of substantially all of the Company’s property and assets, or take action with respect to the dissolution of the Company or the removal or indemnification of directors. The Executive Committee may only take action by a unanimous vote of the Executive Committee’s members.

The Strategy Committee was formed in March 2007 to further facilitate the discussion of strategy between the Board and management.

Meeting Attendance

During the last fiscal year, the full Board held six meetings (including regularly scheduled and special meetings), the Compensation Committee held six meetings, the Audit Committee held ten meetings and the Nominating & Governance Committee held seven meetings. The Executive Committee did not hold any meetings during the last fiscal year. Each director attended at least 75% of the total number of Board and applicable Committee meetings in the aggregate held in 2006, while he or she was a director. While the Company has no formal policy regarding attendance at the annual meeting of shareholders, directors are encouraged to attend. All directors attended the 2006 annual meeting other than Mr. Driscoll and Mr. Leroy.

Executive Sessions

The Board regularly convenes executive sessions where directors meet without management participation. Mr. Kullberg has been elected the presiding director for these executive sessions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of compensation paid or awarded to our principal executive officer, principal financial officer and the four other most highly compensated executive officers of the Company (“named executive officers”). The specific amounts and material terms of such compensation paid, payable or awarded are disclosed in the tables and narrative immediately after this section of this proxy statement. The Compensation Committee of our board of directors oversees the compensation program for our named executive officers.

Compensation Philosophy and Objectives

We believe that a sound compensation framework must be well aligned with a firm’s approach to its business. For many years, our Company has consistently provided high-quality investment services to our customers while working to position our business for sustained long-term growth. As a direct result of these accomplishments, we have achieved outstanding returns for our shareholders. The linkage we have maintained between our financial results and compensation opportunities for our employees has enabled us to attract and retain the people who have been important to our success. The following outlines our philosophy and primary objectives in compensating named executive officers:

•	Incentive-based compensation is the principal component of total compensation for our named executive officers with base salary representing a lesser component of total compensation.

•	Our business philosophy is to provide our customers with high-quality investment-management services consistently over full market cycles and, by so doing, to achieve our objective of producing above-average business and financial results for our Company. This context supports a compensation objective for our named executive officers to provide above-average industry compensation for commensurate results over time.

•	Incentive compensation for named executive officers varies with the Company’s financial performance and equity incentive awards are used to closely align named executive officers’ interests with those of our shareholders. We believe that a combination of cash and equity incentives encourages an appropriate balance between management’s focus on generating current profitability and setting in place initiatives that can drive long-term growth. This balance is an important underpinning of our compensation approach for named executive officers.

•	We compensate our named executive officers based on overall Company performance, team work and individual contributions to our success. The Company strives to reward and encourage, through our compensation practices, a strong service orientation and an entrepreneurial spirit.

•	In our highly-competitive industry it is also important for us to maintain an external orientation with respect to the compensation levels of our named executive officers and, as such, we give consideration to compensation levels at other investment firms, including hedge funds and other types of firms with which we compete for talent.

We believe that our profitability-linked annual incentive programs and the use of equity-based awards for a significant portion of executive incentive compensation have served the Company well. We believe that the caliber and motivation of our named executive officers, and other executive officers and employees, are particularly important factors affecting the Company’s long-term success.

Components of Executive Compensation

Total compensation for named executive officers is comprised of:

•	Base salary

•	Annual incentive awards (cash-based and equity-based)

•	Long-term performance-based equity awards

•	Retirement plan benefits

•	Post-employment benefits

•	Other benefits and perquisites

The various components of named executive officers compensation reflect the following policies and practices of the Company:

Base Salary

Base salary is provided to named executive officers in order to provide them with a degree of financial certainty. As noted above, and as is true of the asset management industry generally, incentive compensation, and not base salary, is the primary compensation vehicle for our named executive officers. We have set base salaries near the median level for the asset management industry looking at our peer companies. We have emphasized annual incentive awards and long-term equity awards to provide total compensation levels sufficient to attract and retain talented and productive executives. Annual base salaries for our principal executive officer and our president are set forth in their respective employment agreements. Reflecting our overall emphasis on incentive-based compensation rather than base salaries, the annual base salaries of our principal executive officer and our president have not been adjusted since these employment agreements were entered into in 2002. For the remaining named executive officers, our principal executive officer and our president have established base salary levels that are approved by the Compensation Committee. Base salary does not determine levels of other items of compensation with the exception of our formula-driven retirement plans as described below.

Annual Incentive Awards

Annual incentive awards are the primary compensation vehicle for our named executive officers. We believe that having a large portion of an executive’s compensation dependent on Company, individual and team performance creates the incentive for positive growth of the Company and has linked the interests of our executives with each other and with those of our shareholders. A substantial portion of each named executive officer’s total compensation is in the form of annual incentive compensation.

Beginning in 2006, we made annual incentive compensation awards to our named executive officers pursuant to the Executive Performance Plan, which the Company’s shareholders approved in May 2005. This plan, which allows for both cash and equity awards, provides for a maximum award to each named executive officer of 3% of the Company’s pre-bonus earnings before interest and taxes, subject to reduction in the discretion of the Compensation Committee. For 2006, the maximum award for each named executive officer based on this formula was $14,520,000. As discussed below, we have made these awards in a combination of cash and stock. In early 2006, the Compensation Committee also established a payout grid, based on earnings per share and described in more detail below, to be used as a guideline to establish the annual incentive award for 2006 for our principal executive officer and our president, subject to the 3% overall limit described above.

For 2006, the Compensation Committee determined annual incentive awards for our principal executive officer and our president based on a payout grid tied to the rate of growth, or decline, in fully-diluted earnings per share in 2006 from the 2005 level. In making these incentive awards, the Compensation Committee had discretion to consider other Company or individual performance measures or factors. In prior years, annual incentive compensation for these two officers had been based on a formula rather than a guideline.

The payout grid for our principal executive officer was constructed in early 2006 starting with the assumption that at 10% growth in fully diluted earnings per share (EPS), the 2006 suggested award for our principal executive officer would increase by 6% from the award established by the formula for his 2005 compensation. Given our stated long-term target of 10% to 12% fully diluted EPS growth, the guideline grid provided for an increase in suggested annual incentive compensation of approximately 1% for each 1% of growth in fully diluted EPS above 10% up to 16%, beyond which the increase in compensation suggested by the grid became relatively greater for further increases in EPS. Similarly the decrease in guideline compensation was approximately 1% for each 1% reduction in fully diluted EPS growth below 10% until fully diluted EPS growth fell slightly below zero when the decrease became greater for further reductions in EPS. The payout guideline for our president was 85% of that for our principal executive officer. The actual increase in fully diluted EPS for 2006 was 14% resulting in a payout guideline for aggregate annual incentive compensation under the Executive Performance Plan of $9,728,980 for our principal executive officer and $8,269,995 for our president in accordance with the payout grid described above. Our Compensation Committee approved annual incentive compensation at the level suggested by the payout grid.

For our other named executive officers, Company performance as well as individual and team achievements were considered in making the awards. Our principal executive officer and our president reviewed the respective contributions of the other named executive officers, and recommended their awards to the Compensation Committee, which then reviewed and approved such awards under the Executive Performance Plan. Individual performance factors played a meaningful role in determining the incentive awards for the other named executive officers. Such factors included leadership, growth in lines of business, product development, changes in assets under management and overall profitability of the Company. The minimum annual compensation of our principal financial officer who joined the Company in May 2006 was established by the Company to offer him a market-competitive career opportunity.

Compensation paid by our peer companies is also considered in setting annual incentive compensation for our named executive officers. The following 13 publicly-traded investment management firms have been considered in past years and were again considered for 2006:

Affiliated Managers Group	Alliance Capital Mgmt.
BlackRock	Calamos Asset Mgmt.
Eaton Vance	Federated Investors
Franklin Resources	GAMCO Investors
Janus Capital Group	Legg Mason
Mellon Financial	T. Rowe Price Group
Waddell & Reed Financial

These companies were selected with the assistance of the consultant to our Compensation Committee, Frederic W. Cook & Co. These companies were included as part of our peer group because we compete directly with them both for clients and for executive talent. As a consultant to our Compensation Committee, Frederic W. Cook & Co.

has annually performed a competitive assessment. The Company has historically ranked near the median of this peer group in terms of size, using a composite measure combining operating income, total capital, assets under management and market capitalization. The Company has historically ranked above median with respect to financial performance, comparing profitability, shareholder return and company growth for historical one-year and three-year periods, respectively. This was true for the Company in 2006 relative to the entire peer group as well as when compared to a subset excluding Franklin Resources, Mellon Financial and GAMCO Investors. The Compensation Committee requested that Frederic W. Cook & Co. prepare the assessment excluding these peer companies because the Compensation Committee viewed these companies as less comparable to the Company given their larger size or the equity stake owned by executives who founded the company. In making compensation decisions for 2006, the Compensation Committee also considered data provided by McLagan Partners which included private as well as public peer companies.

Annual Cash and Equity Awards

Once the aggregate amount payable under the Executive Performance Plan has been determined for a named executive officer, a portion of that amount is allocated in the form of equity and a portion in the form of cash. For 2006, the Compensation Committee increased the equity component of the Executive Performance Plan awards to approximately 40% from 30% for our principal executive officer and our president. The remainder was in the form of cash. The allocation for the other named executive officers of the Company who received equity awards averaged approximately 30% in the form of equity and the remainder in the form of cash. As in the past, equity awards were based on market values (without any discounts), and option exercise prices were set at the closing price on the date of grant by the Compensation Committee.

Once the amount of an equity award has been determined as described above, it has been allocated to awards in the form of restricted stock or stock options, each of which vest based on the passage of time. In 2006 like 2005, approximately half of equity awards to named executives were established in the form of restricted stock with the remainder being at-the-money, ten-year stock options valued on a modified Black-Scholes basis. All of these restricted stock and options vest in one installment at the end of three years. The stock options have no realizable value to an executive unless the Company’s stock price increases after the time of the grant. We began awarding restricted stock in recent years to ensure a balance in equity incentives between stability and growth. We have continued to use stock options because stock appreciation remains an important goal.

Long-Term Performance-Based Equity Awards

From time-to-time, the Compensation Committee has awarded long-term equity incentive opportunities to executives which have been in addition to our annual awards under the Executive Performance Plan. These awards have been made to further incent executive management to achieve specified long-term performance goals of the Company. These equity awards have included performance-based vesting criteria in addition to time vesting.

No performance-based equity awards were made in 2006. In 2005 long-term equity performance awards were granted in the form of restricted stock and stock options to a group of approximately 25 senior managers, including each named executive officer at that time. These long-term equity performance awards will vest only if specified Company-wide performance criteria are met by the end of 2007 and are subject to additional time-based vesting if the performance criteria are met. The performance vesting criteria for these awards are (1) growth in assets under management to at least $150 billion for two successive quarters by the end of 2007 with a revenue-producing profile consistent with the Company’s assets at January 2005 and (2) growth in earnings at a compound annual rate of 11%

or higher from the end of 2004 through the end of 2007 measured based on the average of the three-year compound annual growth rates of fully-diluted earnings per share and of net income. One-half of these awards could be earned if only one of the performance criteria is satisfied, and none of these awards would be earned if neither of the performance criteria is satisfied. The first performance criteria relating to assets under management was satisfied during the final two quarters of 2006 although the measurement date for vesting based on this criteria is December 31, 2007. Based on the increased likelihood that the performance criteria would be fully satisfied, we began to accrue expenses for the full amount of these awards in the third quarter of 2006. Once performance vested, the stock options included in these awards are also subject to time vesting in three equal installments on January 14, 2009, 2010 and 2011, respectively, while the restricted stock included in these awards will become fully time vested on January 14, 2011.

There is no formal Company policy regarding the grant of these awards, but the Company believes the multi-year performance criteria in the 2005 grant, and the subsequent time-based vesting requirement, are appropriate and well aligned with shareholder interests. We also made long-term performance-based equity awards in 1996, 1998/9 and in 2002.

Tax Deductibility of Annual Incentive Awards

We are aware that the Internal Revenue Code provides a $1 million limit on the deductibility for federal tax law purposes of compensation paid to top executives of publicly-traded companies, subject to certain exceptions. One of the exceptions is for compensation based on the attainment of objective performance standards that have been approved by shareholders. The Company’s Executive Performance Plan is designed to qualify for this exception and to permit the full deductibility by the Company of compensation paid to executive officers thereunder. Under this plan, the maximum award payable to any participant is equal to 3% of the Company’s pre-bonus earnings before interest and taxes for the year. Stock options and restricted stock granted to executive officers under this plan are intended to qualify for this exception. The Company intends to continue to pursue compensation strategies and programs designed to permit the Company to retain federal tax benefits while providing appropriate performance incentives. We may from time to time award compensation that is not fully deductible for tax purposes in circumstances we deem appropriate.

Retirement Plan Benefits

We do not regard retirement plan benefits as a central element of our overall compensation strategy. The named executive officers participate in a 401(k) retirement savings plan available to all salaried employees. The Company also permits certain more highly compensated employees to defer a portion of their annual bonuses in accordance with terms of a plan that has been designed to satisfy the requirements of Section 409A of the Internal Revenue Code. Certain of our named executive officers participate in our tax-qualified retirement plan, a supplemental retirement plan and the excess benefit plan, which is designed to make up for the benefits lost under the Company’s tax-qualified defined benefit plan because of limitations imposed by the Internal Revenue Code on the amount of benefits that can be accrued under the tax-qualified plan. Participation in our retirement plan and excess benefit plan has been frozen and is restricted to employees who qualified as participants prior to March 24, 2003. Additionally, on March 31, 2004, we amended our retirement plan such that existing participants will not accrue any new benefits under our retirement plan or excess benefit plan after March 31, 2014.

Retirement plans, in general, are designed to provide executives with financial security after their employment has terminated. Subject to the limitations described above, the excess benefit plan allows named executive officers eligible to participate to receive full credit for their salary, which would not otherwise be available to them under our qualified retirement plan. Company matching contributions under the 401(k) plan are available to all employees generally and are designed to encourage and increase employee savings. The Company matches 50% of employee contributions up to 10% of an employee’s salary or $15,500, whichever is less. The matching contributions by the Company vest ratably over a four-year period from the date of employment.

Compensation on which these plan benefits are based includes only base salary and not annual incentive or other compensation. The Company’s overall long-term compensation approach centers on incentive based compensation and consequently the participation in and benefits under our retirement plan and excess benefit plan are being phased out as described above.

Post-Employment Benefits

Our principal executive officer and our president may receive certain benefits in the event of termination of employment or a change in control of the Company. In addition, to a limited extent, certain other named executive officers may receive certain benefits in the event of their termination of employment. Termination benefits and change in control benefits provide additional security and help minimize inherent conflicts of interest for executives that may arise in potential change in control transactions. The arrangements for calculating these benefits were contractually set with our principal executive officer and our president in 2002 and separately negotiated with certain other named executive officers. The Compensation Committee has not altered these arrangements.

Other Benefits and Perquisites

Our named executive officers also participate in a wide array of programs that are available to all employees of the Company generally, including health and welfare benefit plans and a dependent college tuition scholarship plan. Certain named executive officers receive reimbursement, pursuant to applicable Company policies, for certain luncheon and health club dues and parking expenses. In addition, consistent with our practice for other employees who are eligible under applicable securities laws to invest in certain Company-sponsored funds, we may waive applicable fees for executives to encourage participation in and to capitalize such funds. Allowing our named executive officers and other employees to invest in Company-sponsored funds provides them an opportunity to participate in investment products that they may have helped to develop. The Company has also supported through charitable giving the charitable organizations to which its officers, including named executive officers, commit their time. In addition to the up to $10,000 match of charitable contributions available to all employees, the Company has directly contributed additional funds, generally supporting most those organizations to which the Company’s more senior executive officers commit their time and resources.

SUMMARY COMPENSATION TABLE

The following table shows information concerning the annual compensation for services to the Company in all capacities of our principal executive officer, principal financial officers and the four other most highly compensated executive officers of the Company (collectively, the “named executive officers”).

						Change in
						Pension Value
						and
						Nonqualified
						Deferred
				Stock	Option	Compensation		All Other	Total
Name and Principal		Salary	Bonus	Awards	Awards	Earnings		Compensation	Compensation
Position	Year	($)	($)(1)	($)(2)	($)(2)	($)		($)(3)	($)

Timothy R. Schwertfeger	2006	750,000	5,700,000	2,316,311	3,085,361	567,705		211,151	12,630,528
Chairman and Chief Executive Officer (principal executive officer)
Glenn R. Richter(4)	2006	295,513	500,000	150,010	110,607	—		178,138	1,234,268
Executive Vice President and Chief Administrative Officer (principal financial officer)
Margaret E. Wilson(5)	2006	323,958	425,000	265,876	380,116	30,958		22,459	1,448,367
Senior Vice President (former principal financial officer)
John P. Amboian	2006	500,000	4,900,000	1,946,471	2,613,812	84,0386	(6)	204,807	10,249,128
President
Alan G. Berkshire	2006	456,250	1,350,000	442,089	677,867	40,288		124,253	3,090,747
Senior Executive Vice President
Alan A. Brown	2006	400,000	775,000	624,291	328,217	20,954		46,414	2,194,876
Executive Vice President
William Adams IV	2006	372,917	850,000	264,125	507,168	144,254		53,758	2,192,222
Executive Vice President

(1)	The amounts set forth in this column constitute the cash portion of the annual incentive award in respect of 2006 for each named executive officer. As discussed in “Compensation and Discussion Analysis — Annual Incentive Awards”, the Company makes annual incentive awards to the named executive officers pursuant to the Executive Performance Plan, and once the amount of the awards are established pursuant to the plan and the Compensation Committee guidelines, a portion of that amount is paid in cash and a portion is paid with restricted stock and option awards. The value of the entire incentive award (the cash portion and the equity portion) made to each named executive officer in respect of 2006 was $9,728,980, $850,012, $8,269,995, $1,950,018, $1,155,009 and $1,150,003 for Messrs. Schwertfeger, Richter, Amboian, Berkshire, Brown and Adams, respectively. Ms. Wilson did not receive an equity award in respect of 2006. See footnote 1 to table entitled “Grants of Plan-Based Awards” for more information on the annual incentive awards in respect of 2006. The bonus amount for Mr. Berkshire includes deferral of $75,000 under the Company’s Deferred Bonus Plan. Deferral elections are made prior to the end of the calendar year preceding the calendar year in which the amounts will be earned. This deferral election was made in November 2005 for the bonus in respect of 2006 to be paid in 2007. See the discussion of the Deferred Bonus Plan following the table entitled “Non-qualified Deferred Compensation”.

(2)	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R) of stock and option awards granted under the Company’s 1996 Equity Incentive Plan and 2005 Equity Incentive Plan and include amounts from awards granted in and prior to 2006. Assumptions used in the calculations of these amounts are found in the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K under Part II, Item 8., filed with the SEC on March 1, 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	For Mr. Schwertfeger, amount includes Company paid parking expenses, club dues, and also includes fee waivers in the amounts of $127,246 and $2,100, for investments in Symphony Asset Management funds (granted to other qualified employees of Symphony) and in 333 Advisors Yield Curve Arbitrage Fund LP (also granted to other qualified employees), respectively. For Mr. Amboian, amount includes company paid parking expenses and club dues. For Mr. Richter, amount includes the first payment of a sign-on cash bonus of $160,000 and company paid parking expenses. For Mr. Berkshire, amount includes $91,333 for relocation allowance (comprised of $15,000 per month in payments for August 2006 through December 2006 for a total of $75,000 and $16,333 in moving expenses). For Mr. Brown, amount includes company paid club dues. For Mr. Adams, amount includes payment of $33,080 under the Company’s dependent college tuition scholarship plan. In addition, amounts include dividends reported as W-2 compensation on unvested restricted stock, and on vested restricted stock whose receipt has been deferred, in the amounts of $57,808, $14,708, $183,060, $22,774, $36,733, $11,636, and $13,335, for Messrs. Schwertfeger, Richter, Amboian, Berkshire, Brown and Adams, and Ms. Wilson, respectively. Amounts do not include dividends whose receipt has been deferred until retirement or termination of employment (or the interest thereon which accumulates at the prime rate) or dividends on company stock held in brokerage accounts or directly. Amounts also include, other than for Mr. Richter, contributions to the account of each named executive officer of $8,232 under the Company’s tax-qualified Employees’ Profit Sharing Plan (consisting $7,500 of matching 401(k) contributions and $732 in reallocations of forfeitures). Amounts also include life insurance premiums in the amounts of $1,620, $1,080, $630, $810, $864, $810, and $702 for Messrs. Schwertfeger, Amboian, Richter, Berkshire, Brown, Adams, and Ms. Wilson respectively. In addition, from time to time, the Company makes tickets to cultural and sporting events available to the named executive officers for business purposes. If not utilized for business purposes, the tickets may be used for personal use. There was no incremental cost to the Company for these tickets.

(4)	Mr. Richter was appointed the Company’s principal financial officer effective October 6, 2006.

(5)	Ms. Wilson served as the Company’s principal financial officer from 1999 until October 6, 2006. Ms. Wilson now serves as a senior vice president of the Company but plans to leave the Company by April 15, 2007 pursuant to the terms of an agreement described below under “Agreement with Ms. Wilson”.

(6)	Includes $20,436 which represents the earnings in excess of 120% of the applicable federal long-term interest rate on the portion of his aggregate deferred compensation account under the Company’s Deferred Bonus Plan on which the Company pays interest at the prime rate as announced from time to time by Chase Bank. The Company’s Deferred Bonus Plan permits its senior executives to defer all or a portion of their annual bonuses and receive a return on the amounts so deferred measured by (1) the prime rate or (2) the performance of one or more of a specified list of investment products (mutual funds and private partnerships) sponsored by the Company. For investment returns based on the performance of a Company investment product, the Company hedges its exposure by investing the deferred amount in such product. The table does not include any earnings on deferred compensation account of balances of Mr. Amboian (or for Messrs. Adams or Berkshire who also participate in the Deferred Bonus Plan) for which a return based on a Company investment product has been selected. See section titled “Non-Qualified Deferred Compensation”.

Effective November 1, 2002, the Company entered into employment agreements with Mr. Schwertfeger and Mr. Amboian. Each of these agreements provides for a three-year initial term and an automatic one-year extension on the second and each subsequent one-year anniversary of the agreement if the executive remains employed by the Company. Under each agreement, the executive will receive (1) an annual base salary ($750,000 for Mr. Schwertfeger and $500,000 for Mr. Amboian) which amount may be increased but cannot be reduced during the term of the agreement, (2) continued participation in the Company’s 2002 Executive Officer Performance Plan or its successors consistent with past practices and competitive pay practices, and (3) a right to participate in the Company’s employee benefit programs and policies. In addition, the Company entered into employment terms with Mr. Richter in May, 2006. Pursuant to the terms, Mr. Richter’s starting base salary was $500,000 (annualized) and his minimum cash bonus for service to the Company during 2006 was $437,500 ($750,000 prorated for the number of days Mr. Richter was with the Company in 2006). Mr. Richter also received a sign-on cash bonus payment aggregating to $320,000, subject to his continuing employment. The first payment was made to Mr. Richter on December 1, 2006 in the amount of $160,000. The remaining $160,000 payment was made on February 1, 2007. In addition, Mr. Richter received awards of 20,428 shares of restricted stock and options to purchase 44,423 shares. See “Grants of Plan-Based Awards” below. Mr. Richter is also eligible to participate annually in various equity incentive opportunities provided to other senior executives, and in the Company’s benefit programs and other programs offered to the Company’s senior executives. The Company also entered into employment terms with Mr. Brown, effective September 30, 2005. Under the terms, Mr. Brown receives an annual base salary of $400,000, to be reviewed annually, and is eligible for an annual discretionary bonus based on Company and individual performance. In connection with his promotion and subsequent relocation to the Company’s Los Angeles office in 2006, Mr. Berkshire receives an additional $15,000 in salary per month for three years. These payments commenced in August 2006. For specific provisions of the employment agreements and terms with Messrs. Schwertfeger, Amboian, Richter, and Brown with respect to benefits payable in certain termination or change in control situations, see the discussion in “Potential Payments Upon Termination or Change of Control”.

For 2006, Salary and cash Bonus (as set forth in the “Summary Compensation Table”) represented the following percentages of total compensation for our named executive officers:

	Salary as Percentage of	Cash Bonus as Percentage of
	Total Compensation	Total Compensation
	(as set forth in Summary	(as set forth in Summary
Name	Compensation Table)	Compensation Table)

Timothy R. Schwertfeger	6.0%	45.1%
Glenn R. Richter	24.0%	41.0%
Margaret E. Wilson	22.4%	29.3%
John P. Amboian	4.9%	47.8%
Alan G. Berkshire	14.8%	43.7%
Alan A. Brown	18.2%	35.3%
William Adams IV	17.0%	38.8%

Grants of Plan-Based Awards(1)

The following table discloses the actual numbers of stock options and restricted stock awards granted in 2006 and the grant date fair value of those awards.

		All Other	All Other
		Stock	Option
		Awards:	Awards:	Exercise	Grant Date
		Number of	Number of	or Base	Fair Value
		Shares of	Securities	Price of	of Stock and
		Stock or	Underlying	Option	Option
	Grant	Units	Options	Awards	Awards(2)
Name	Date	(#)	(#)	($)	($)

Timothy R. Schwertfeger	1/13/2006	—	128,385	$44.58	$1,307,332
	1/13/2006	30,573	—	—	1,362,944
Glenn R. Richter	5/30/2006	—	44,423	$44.06	497,733
	5/30/2006	20,428	—	—	900,058
Margaret E. Wilson	1/13/2006	—	21,760	$44.58	221,580
	1/13/2006	5,182	—	—	231,014
John P. Amboian	1/13/2006	—	109,139	$44.58	1,111,352
	1/13/2006	25,990	—	—	1,158,634

Alan G. Berkshire	1/13/2006	—	73,501	$44.58	748,453
	1/13/2006	17,503	—	—	780,284
Alan A. Brown	1/13/2006	—	18,375	$44.58	187,111
	1/13/2006	34,376	—	—	1,532,482
William Adams IV	1/13/2006	—	23,211	$44.58	236,355
	1/13/2006	5,527	—	—	246,394

(1)	The Company generally makes annual incentive awards in the January or February following the completion of the year to which the grant relates. The SEC rules require disclosure in this table based on actual award date without regard to the year to which the annual award relates. The grants of plan based awards set forth in the above table were made in 2006 as annual incentive awards in respect of 2005, other than (1) the grants to Mr. Richter who joined the Company in May 2006; (2) 48,356 of the options and 11,515 of the shares of restricted stock for Mr. Berkshire which were awarded in connection with his promotion to Senior Executive Vice President; and (3) 30,000 of the shares of restricted stock for Mr. Brown, which were awarded for his promotion to Executive Vice President. The awards in this table were previously reported in the “Summary Compensation Table” of our 2006 proxy other than the awards for Mr. Richter, the awards for Ms. Wilson, who did not appear as a named executive officer in last year’s proxy statement and the above-noted awards for Messrs. Berkshire and Brown. All of the awards were made under the Company’s 2005 Equity Incentive Plan and constitute the equity based component of the annual incentive award to each of the named executive officers in respect of 2005, other than the awards to Messrs. Richter, Berkshire, and Brown noted above. The annual incentive awards under our Executive Performance Plan do not establish threshold, target or maximum awards. As discussed in “Compensation and Discussion Analysis — Annual Incentive Awards”, the Compensation Committee established a guideline to assist it in determining the annual incentive award for our principal executive officer and our president for 2006, but did not establish any target payout. The guideline was a payout grid based on earnings per share and set forth a range of potential awards based on the rate of growth or decline in fully diluted earnings per share in 2006 from the 2005 level. The Compensation Committee had discretion to consider Company or individual performance measures in establishing the awards. The incentive award for our president was established at 85% of the award for our principal executive officer. The guideline did not apply to the other named executive officers. For these officers assessments of individual, team, and company performance were used to determine each annual incentive award. The maximum award under the Executive Performance Plan for each named executive officer, including our principal executive officer and president, is equal to 3% of pre-bonus earnings before interest and taxes, which was $14,520,000 for 2006. See “Summary Compensation Table” which sets forth the cash component of the awards in respect of 2006 and the accompanying footnotes, which sets forth the total incentive (cash and equity) awards made in respect of 2006.

(2)	For stock options granted in January 2006 under the 2005 Equity Incentive Plan, the value is based on a variation of the Black-Scholes option pricing model which assumes (1) a weighted-average risk free interest rate of 4.2%, (2) a 2.1% dividend yield, (3) a weighted-average expected life of 5.1 years, and (4) a volatility factor of the Company’s estimated stock price performance of 23%. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by a named executive officer will be at or near the value estimated under the above-described variation of the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield.

The following table shows the awards made in respect of 2006 on February 6, 2007 under the Company’s 2005 Equity Incentive Plan and constitutes the equity based component of the annual incentive award to each named executive officer in respect of 2006. The cash portion of the annual incentive award for each named executive officer in respect of 2006 is set forth in the Bonus column of the “Summary Compensation Table”. We are providing this supplementary table to report equity awards in respect of 2006 performance although such awards were not granted until 2007.

Grants of Plan-Based Awards in Respect of 2006

			All Other
			Option Awards:		Grant Date
		All Other	Number of		Fair Value
		Stock Awards:	Securities	Exercise or	of Stock
		Number of	Underlying	Base Price of	and Option
	Grant	Shares of Stock	Options	Option Awards	Awards
Name	Date	(#)	(#)(1)	($)	($)

Timothy R. Schwertfeger	2/6/2007	—	146,096	$51.54	$1,813,051
	2/6/2007	42,853	—	—	2,215,929
Glenn R. Richter	2/6/2007	—	12,691	$51.54	157,495
	2/6/2007	3,723	—	—	192,516
John P. Amboian	2/6/2007	—	122,200	$51.54	1,516,502
	2/6/2007	35,844	—	—	1,853,493
Alan G. Berkshire	2/6/2007	—	21,757	$51.54	270,004
	2/6/2007	6,382	—	—	330,013
Alan A. Brown	2/6/2007	—	13,779	$51.54	170,997
	2/6/2007	4,042	—	—	209,012
William Adams IV	2/6/2007	—	10,878	$51.54	134,996
	2/6/2007	3,191	—	—	165,007

(1)	For stock options granted to the named executive officers in February 2007 under the 2005 Equity Incentive Plan, the value is based on a variation of the Black-Scholes option pricing model which assumes (1) a weighted-average risk free interest rate of 4.5%, (2) a 2.10% dividend yield, (3) a weighted-average expected life of 5.8 years and (4) a volatility factor of the Company’s estimated stock price performance of 21.45%. The actual value, if any, an individual may realize will depend on the excess of the market price of the stock over the exercise or base price on the date the option is exercised. There is no assurance that the value realized by a named executive officer will be at or near the value estimated under the above-described variation of the Black-Scholes model. The estimated values under that model are based on subjective assumptions as to interest rates, stock price volatility and future dividend yield.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 29, 2006 for each named executive officer. The table also shows unvested and unearned stock awards (both time-based awards and performance-contingent) assuming a market value of $51.88 a share (the closing market price of the Company’s stock on December 29, 2006).

	Option Awards					Stock Awards
									Equity
								Equity	Inventive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Inventive					of	Value of
			Plan					Unearned	Unearned
			Awards:			Number	Market	Shares,	Shares,
	Number of	Number of	Number of			of Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That Have	That Have
	Options	Options	Unearned	Exercise		Have Not	Have Not	Not	Not
	(#)	(#)	Options	Price	Option Expiration	Vested(2)	Vested(3)	Vested(4)	Vested(3)
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)	($)	(#)	($)

Timothy R. Schwertfeger	253,080	—	—	$11.85	2/25/2008	172,159	$8,931,609	81,300	$4,217,844
	69,598	—	—	12.50	1/11/2009
	418,000	—	—	12.00	1/12/2010
	228,042	—	—	18.31	1/11/2011
	200,000	—	—	27.12	1/11/2012
	540,000	—	—	27.50	6/10/2012
	246,959	—	—	25.89	1/13/2013
	—	317,190	—	29.04	1/20/2014
	—	159,543	—	38.01	1/14/2015
	—	128,385	—	44.58	1/13/2016
		—	405,000	38.01	1/14/2015
Glenn R. Richter	—	44,423	—	44.06	5/30/2016	20,428	1,059,805	—	—
Margaret E. Wilson	—	60,000	—	29.04	1/20/2014	14,339	743,907	6,000	311,280
	—	23,522	—	38.01	1/14/2015
	—	21,760	—	44.58	1/13/2016
		—	30,000	38.01	1/14/2015
John P. Amboian	148,940	—	—	11.85	2/25/2008	142,839	7,410,487	68,500	3,553,780
	69,598	—	—	12.50	1/11/2009
	355,332	—	—	12.00	1/12/2010
	193,966	—	—	18.31	1/11/2011
	170,000	—	—	27.12	1/11/2012
	440,000	—	—	27.50	6/10/2012
	209,797	—	—	25.89	1/13/2013
	—	269,652	—	29.04	1/20/2014
	—	135,618	—	38.01	1/14/2015
	—	109,139	—	44.58	1/13/2016
		—	342,000	38.01	1/14/2015

	Option Awards					Stock Awards
									Equity
								Equity	Inventive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market or
			Equity					Number	Payout
			Inventive					of	Value of
			Plan					Unearned	Unearned
			Awards:			Number	Market	Shares,	Shares,
	Number of	Number of	Number of			of Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That Have	That Have
	Options	Options	Unearned	Exercise		Have Not	Have Not	Not	Not
	(#)	(#)	Options	Price	Option Expiration	Vested(2)	Vested(3)	Vested(4)	Vested(3)
Name	Exercisable(1)	Unexercisable(1)	(#)	($)	Date	(#)	($)	(#)	($)

Alan G. Berkshire	10,000	—	—	12.00	1/12/2010	24,488	1,270,437	7,700	399,476
	90,000	—	—	18.31	1/11/2011
	76,000	—	—	27.12	1/11/2012
	130,000	—	—	27.50	6/10/2012
	80,000	—	—	25.89	1/13/2013
	—	90,000	—	29.04	1/20/2014
	—	35,282	—	38.01	1/14/2015
	—	25,145	—	44.58	1/13/2016
	—	48,356	—	44.58	1/13/2016
		—	38,000	38.01	1/14/2015
Alan Brown	40,000	—	—	23.98	11/5/2011	24,498	1,270,956	19,000	985,720
	50,000	—	—	27.50	6/10/2012
	40,000	—	—	25.89	1/13/2013
	—	45,000	—	29.04	1/20/2014
	—	15,000	—	29.04	1/20/2014
	—	25,874	—	38.01	1/14/2015
		18,375	—	44.58	1/13/2016
		—	20,000	38.01	1/14/2015
William Adams IV	75,000	—	—	12.00	1/12/2010	12,512	649,123	7,700	399,476
	90,000	—	—	18.31	1/11/2011
	76,000	—	—	27.12	1/11/2012
	110,000	—	—	27.50	6/10/2012
	80,000	—	—	25.89	1/13/2013
	—	90,000	—	29.04	1/20/2014
	—	35,282	—	38.01	1/14/2015
	—	23,211	—	44.58	1/13/2016
		—	38,000	38.01	1/14/2015

(1)	All stock option awards have a ten-year term and vest in their entirety on the third-year anniversary of the award date, except the awards granted pursuant to the 1996 Equity Incentive Plan on January 14, 2005 to Messrs. Schwertfeger, Amboian, Berkshire, Brown, Adams and Ms. Wilson in the amounts shown in this column of 405,000, 342,000, 38,000, 20,000, 38,000 and 30,000, respectively. These awards become exercisable based on a combination of the Company achieving specified performance thresholds during a three-year period from 2005-2007 and subsequent time vesting. Assuming the performance thresholds are met, these awards will vest in three installments on January 14, 2009, 2010 and 2011, respectively. See “Compensation Discussion and Analysis—Long-Term Performance-Based Equity Awards”.

(2)	The following awards of restricted stock vest in their entirety on the third anniversary of the grant date:

	Number of
	Restricted Stock
Name	Granted	Grant Date

Timothy R. Schwertfeger	31,586	1/14/2005
	30,573	1/13/2006
Glenn R. Richter	10,214	5/30/2006
Margaret E. Wilson	9,157	1/14/2005
	5,182	1/13/2006
John P. Amboian	26,849	1/14/2005
	25,990	1/13/2006
Adam G. Berkshire	6,985	1/14/2005
	5,988	1/13/2006
	11,515	1/13/2006
Alan A. Brown	5,122	1/14/2005
	4,376	1/13/2006
William Adams IV	6,985	1/14/2005
	5,527	1/13/2006

Pursuant to the 1996 Equity Incentive Plan, Mr. Schwertfeger’s award of 110,000 shares of restricted stock and Mr. Amboian’s award of 90,000 shares of restricted stock granted on May 9, 2002 vest and become exercisable in one installment on May 9, 2008. Mr. Richter was also granted an additional 10,214 shares of restricted stock on May 30, 2006 which vest in their entirety on the sixth anniversary of the grant date. In addition, pursuant to the 2005 Equity Plan, Mr. Brown was granted 30,000 shares of restricted stock on January 13, 2006. Of the 30,000 shares granted, 15,000 are non-performance based shares which vest in their entirety on September 8, 2008. The other 15,000 are performance based. See footnote 4 below.

(3)	Value was determined by multiplying the number of shares by the closing market price of the Common Stock at the end of the fiscal year which was $51.88.

(4)	All shares shown, other than as described below for Mr. Brown, are performance based restricted stock awarded pursuant to the 1996 Equity Incentive Plan on January 14, 2005 which will vest if the Company achieves two specified performance thresholds during a three-year period ending December 31, 2007. The achievement of the performance thresholds are measured as of the end of the performance period on December 31, 2007, regardless of whether a performance threshold may have actually been achieved as of an earlier date. Although one of these thresholds was satisfied during the last two quarters of 2006, performance vesting will not occur as a result of the threshold being satisfied until December 31, 2007. Once performance vested, the restricted stock is subject to additional time vesting and will become vested in full on January 14, 2011. Of the 19,000 shares of performance based restricted stock granted to Mr. Brown, 4,000 shares were awarded pursuant to the 1996 Equity Incentive Plan and are subject to the above stated performance thresholds and vest according to the schedule stated above. The remaining 15,000 shares were awarded on January 13, 2006 pursuant to the 2005 Equity Incentive Plan as part of a grant of 30,000 shares. Those 15,000 shares of restricted stock will vest in their entirety at the first calendar year end prior to January 1, 2009 if certain performance measures in respect of the Company’s open-end mutual fund business are satisfied.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding stock options exercised during 2006 for the persons in the “Summary Compensation Table”. No awards of restricted stock vested in 2006.

	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise
Name	(#)	($)(1)

Timothy R. Schwertfeger	—	—
Glenn R. Richter	—	—
Margaret E. Wilson	345,000	$9,909,993
John P. Amboian	120,000	4,297,352
Alan G. Berkshire	125,000	4,445,939
Alan A. Brown	30,000	722,318
William Adams IV	—	—

(1)	Aggregate values for stock options were calculated using the difference between the exercise price and market price of the underlying securities at exercise.

PENSION BENEFITS

This table shows the present value as of December 31, 2006 of the accumulated benefits payable to each of the named executive officers who participates in the Company’s Retirement Plan and Excess Benefit Retirement Plan determined using interest rates and mortality assumptions consistent with those used in the Company’s financial statements. All amounts shown in the table are fully vested. The Retirement Plan was closed to new participants in 2003. Therefore, Mr. Richter does not participate in the plan.

		Number		Payments
		of Years	Present Value	During
		Credited	of Accumulated	Last Fiscal
		Service	Benefit	Year
Name	Plan Name(s)	(#)	($)	($)

Timothy R. Schwertfeger	Retirement Plan	28.5	$969,343	—
	Excess Benefit Plan	28.5	2,822,993	—
Margaret E. Wilson	Retirement Plan	7.5	110,913	—
	Excess Benefit Plan	7.5	48,771	—
John P. Amboian	Retirement Plan	10.5	142,099	—
	Excess Benefit Plan	10.5	217,913	—
Alan G. Berkshire	Retirement Plan	8.0	98,693	—
	Excess Benefit Plan	8.0	61,291	—
Alan A. Brown	Retirement Plan	4.0	40,206	—
	Excess Benefit Plan	4.0	33,058	—
William Adams IV	Retirement Plan	24.5	632,631	—
	Excess Benefit Plan	24.5	341,494	—

Each participant’s benefits under the Retirement Plan are determined under a formula which takes into account years of credited service and the participant’s average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. Compensation on which plan benefits are based includes only base salary, as shown in the “Summary Compensation Table,” and not bonuses, incentive compensation, or profit-sharing plan contributions. The maximum annual benefit payable under the plan was not to exceed the lesser of $175,000 in 2006, and 100% of a participant’s average aggregate compensation for the three consecutive years in which he or she received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. The plan generally provides for payments to or on behalf of each vested employee upon such employee’s retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age.

Mr. Schwertfeger, who was 57 years old at December 31, 2006, is eligible to receive early retirement benefit provisions under the plans, which provide for reduced retirement benefits once a participant has completed 15 or more years of continuous service with the Company and has reached at least age 55. Had Mr. Schwertfeger elected to retire as of December 31, 2006, he would have been eligible to receive a lifetime annuity of $4,695 per month under the Retirement Plan, a lifetime annuity of $13,672 under the Excess Benefit Plan for a combined lifetime annuity of $18,367 per month under the plans. The present value of this benefit would have been $763,560 under the Retirement Plan and $2,223,511 under the Excess Benefit Plan, for a combined present value amount of $2,987,071.

Early retirement benefits are subject to percentage reductions from the plan’s normal retirement benefits based on the participant’s age at the time of early retirement. The above-described benefits for Mr. Schwertfeger’s early retirement benefit at age 57 are 29% less than his normal retirement benefits. Mr. Schwertfeger will become eligible for normal retirement benefits in 2008, when the combination of his age and years of service equals 90.

The Excess Benefit Plan provides certain highly compensated employees who participate in the Retirement Plan, including, but not limited to, Messrs. Schwertfeger, Amboian, Adams, Berkshire, Brown, and Ms. Wilson, with additional retirement income in an amount equal to the difference between (i) the benefits any such employee would have received under the Retirement Plan but for limitations in that plan on the amount of annual benefits payable pursuant to that plan and (ii) the benefits actually payable to such employee under the Retirement Plan.

Employees of certain subsidiaries of the Company are not eligible to participate in the Retirement Plan. On March 31, 2004, the Company amended the Retirement Plan such that existing participants will not accrue any new benefits under the Retirement Plan or the Excess Benefit Plan after March 31, 2014.

NON-QUALIFIED DEFERRED COMPENSATION

The Company maintains a non-qualified deferred bonus plan which permits its senior executives to defer all or a portion of their annual cash bonus and receive a return on the amounts so deferred measured by (1) the prime rate or (2) the performance of one or more of specified list of investment products (mutual funds and private partnerships) sponsored by the Company. Participants do not have any account in their name under the plan and the plan provides that their rights are those of unsecured general creditors. For returns based on the performance of a Company investment product, the Company hedges its exposure by investing the deferred amount in such product.

The following table discloses contributions, earnings, and balances to our principal executive officer and each named executive officer under the Company’s deferred bonus plan that provides for compensation deferral on a non-tax-qualified basis.

	Executive		Aggregate	Aggregate	Aggregate
	Contributions		Earnings	Withdrawals/	Balance at
	in Last FY		in Last FY	Distributions	Last FYE
Name	($)		($)	($)	($)

John P. Amboian	—		141,070	—	1,499,300
Alan G. Berkshire	75,000	(1)	52,398	—	577,983
William Adams IV	—		104,528	—	1,308,485

(1)	This amount was previously reported as bonus in the “Summary Compensation Table” of our 2006 proxy statement. Receipt of such amount was deferred under the Company’s deferred bonus plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified therein, assuming such events occurred on December 31, 2006 and excluding certain benefits generally available to all salaried employees. Except as noted, the amounts disclosed below reflect the aggregate potential payments under each scenario and category.

Retirement benefits are shown under “Pension Benefits” in the table on page 32. Other than Mr. Schwertfeger, none of our named executive officers was eligible for retirement as of December 31, 2006. As of December 31, 2006, Mr. Schwertfeger was eligible for reduced retirement benefits under our qualified and non-qualified retirement plans. These amounts are described on page 32. There are generally no benefits payable upon a voluntary termination by the executive or a termination for cause by the Company. However, Mr. Schwertfeger would be eligible to receive the reduced retirement benefits specified above in either termination scenario.

Disability benefits of 60% of base salary and the employee’s average bonus for the previous two years are generally available to all employees. There is a monthly maximum of $10,000 for such benefits.

The following tables show the potential payments upon termination with or without a change in control for Timothy Schwertfeger, our principal executive officer and John Amboian, our president, assuming such events occurred on December 31, 2006. Messrs. Schwertfeger and Amboian have employment agreements with substantially similar terms, which are summarized on pages 37 to 39. These summaries describe benefits set forth in the tables below.

Timothy R. Schwertfeger

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$2,250,000	$2,250,000	—	—
Bonus Through Termination Date	7,492,822	7,492,822	$7,492,822	$7,492,822
Bonus Continuation	22,478,466	22,478,466	—	—
Accelerated Vesting of Stock Options	16,012,042	16,012,042	16,012,042	16,012,042
Accelerated Vesting of Restricted Stock	13,149,453	13,149,453	13,149,453	13,149,453
Incremental Non-qualified Pension	825,126	825,126	—	—
Post-termination Health Care	42,417	42,417	—	—
280G Tax Gross Up	—	12,949,816	—	—

Total:	62,250,326	75,200,142	36,654,317	36,654,317

John P. Amboian

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$1,500,000	$1,500,000	—	—
Bonus Through Termination Date	6,369,200	6,369,200	$6,369,200	$6,369,200
Bonus Continuation	19,107,600	19,107,600	—	—
Accelerated Vesting of Stock Options	13,580,129	13,580,129	13,580,129	13,580,129
Accelerated Vesting of Restricted Stock	10,964,267	10,964,267	10,964,267	10,964,267
Incremental Non-qualified Pension	227,439	227,439	—	—
Post-termination Health Care	40,951	40,951	—	—
280G Tax Gross Up	—	12,571,402	—	—

Total:	51,789,586	64,360,988	30,913,596	30,913,596

Glenn R. Richter

The following table shows the potential payments upon termination with or without a change in control for Glenn Richter, our principal financial officer since October 2006, assuming such events occurred on December 31, 2006. A description of the employment terms and plans providing benefits specified in the table below are described in more detail beginning on page 39.

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$500,000	$500,000	—	—
Bonus Through Termination Date	437,500	437,500	—	—
Accelerated Vesting of Stock Options	347,388	347,388	$347,388	$347,388
Accelerated Vesting of Restricted Stock	1,059,805	1,059,805	1,059,805	1,059,805

Total:	2,344,693	2,344,693	1,407,193	1,407,193

Margaret E. Wilson

The following table shows the potential payments upon termination with or without a change in control for Margaret Wilson, our principal financial officer until October 2006, assuming such events occurred on

December 31, 2006. A description of the agreement and plans providing benefits specified in the table below are described in more detail beginning on page 40.

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$216,667	$216,667	$216,667	$216,667
Accelerated Vesting of Stock Options	2,134,340	2,200,916	2,134,340	2,134,340
Accelerated Vesting of Restricted Stock	952,445	1,002,269	952,445	952,445
Post-termination Health Care	11,192	11,192	11,192	11,192

Total:	3,314,644	3,431,044	3,314,644	3,314,644

Alan G. Berkshire

The following table shows the potential payments upon termination with or without a change in control for named executive officer Alan Berkshire, assuming such events occurred on December 31, 2006. A description of the plans providing benefits specified in the table below are described in more detail beginning on page 40.

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$375,000	$375,000	$375,000	$375,000
Accelerated Vesting of Stock Options	3,433,109	3,517,439	3,433,109	3,433,109
Accelerated Vesting of Restricted Stock	1,538,086	1,603,334	1,538,086	1,538,086
Post-termination Health Care	12,591	12,591	12,591	12,591

Total:	5,358,786	5,508,364	5,358,786	5,358,786

Alan Brown

The following table shows the potential payments upon termination with or without a change in control for named executive officer Alan Brown, assuming such events occurred on December 31, 2006. A description of the employment terms and plans providing benefits specified in the table below are described in more detail beginning on page 40.

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$600,000	$600,000	—	—
Bonus Through Termination Date	425,000	425,000	—	—
Accelerated Vesting of Stock Options	$2,049,267	$2,093,651	$2,049,267	$2,049,267
Accelerated Vesting of Restricted Stock	2,188,194	2,221,398	2,188,194	2,188,194

Total:	$5,262,461	$5,340,049	4,237,461	4,237,461

William Adams IV

The following table shows the potential payments upon termination with or without a change in control for named executive officer William Adams, assuming such events occurred on December 31, 2006. A description of the plans providing benefits specified in the table below are described in more detail beginning on page 40.

	Involuntary Not for Cause or
	Good Reason Termination
Executive Benefits and	No Change	In Connection with
Payments Upon Termination	in Control	Change in Control	Death	Disability

Salary Continuation	$562,500	$562,500	$562,500	$562,500
Accelerated Vesting of Stock Options	3,067,532	3,151,862	3,067,532	3,067,532
Accelerated Vesting of Restricted Stock	916,772	982,020	916,772	916,772
Post-termination Health Care	25,182	25,182	25,182	25,182

Total:	4,571,986	4,721,564	4,571,986	4,571,986

Pursuant to the terms of the Company’s equity incentive plans and the awards granted thereunder, the Named Executive Officers receive the accelerated vesting of certain equity awards in the event of a Change in Control without termination of employment. The value of this accelerated vesting, assuming a Change in Control as of December 31, 2006, would have been as follows: Mr. Schwertfeger — $24,998,958; Mr. Amboian — $21,016,433; Ms. Wilson — $2,777,865; Mr. Berkshire — $3,679,456; Mr. Brown — $2,399,102; and Mr. Adams — $3,679,456. In addition, upon a Change in Control, all amounts deferred under the deferred bonus plan, including the amounts for Messrs. Amboian, Berkshire, and Adams set forth in the table under Non-Qualified Deferred Compensation, would be paid in a lump sum to plan participants in accordance with the terms of the plan. None of Mr. Richter’s awards would be accelerated upon a Change of Control without termination of employment.

Employment Agreements with Messrs. Schwertfeger and Amboian

We have entered into employment agreements with Messrs. Schwertfeger and Amboian with substantially similar terms. Each of these agreements provides for a three-year initial term and an automatic one-year extension on the second and each subsequent one-year anniversary of the agreement if the executive remains employed by the Company. Under each of these agreements, in the event the executive’s employment is terminated (a) other than for Cause or (b) for Good Reason (each as defined hereafter), the executive will receive (1) a pro-rated annual bonus for the year of termination based on his average bonus (both cash and equity portions) for the last three years (“Recent Average Bonus”), (2) a lump sum cash payment equal to three times the executive’s annual base salary plus his Recent Average Bonus, (3) continuation of welfare benefits for the earlier of three years or the date of medical or welfare benefit coverage with another employer, (4) three years of additional age and service credit under the Company’s Retirement Plan, and (5) immediate vesting of all outstanding equity awards. Potential amounts payable under certain scenarios are set forth in “Potential Termination and Change in Control Payments”.

Cause as defined in each Agreement means (1) the willful and continued failure of Executive to perform substantially his duties with the Company, (2) willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, (3) conviction of a felony or a guilty or nolo contendere plea by Executive, or (4) a material breach of Executive’s responsibility under the Agreement to maintain confidential information.

The agreements define “Good Reason” as (1) any action by the Company which results in a material diminution of Executive’s position, authority, duties or responsibilities, (2) any failure by the Company to pay Executive the contractually determined compensation, (3) a requirement that Executive be based at an office or location other than Chicago, Illinois, (4) the failure by the Company to require any successor to expressly assume and agree to perform the Agreement, (5) a termination of Executive not permitted by the Agreement including the Company giving the Executive a notice of termination of the employment period under the agreement so that employment period is not automatically extended, and (6) the failure of the Board to nominate Executive for election to the Board or to appoint Executive, in Mr. Schwertfeger’s case, to each Committee of the Board (other than the Audit, Compensation and Nominating & Governance Committees) and, in Mr. Amboian’s case, to the Executive Committee of the Board, where legally permitted to do so. In addition, Executive’s resignation shall be deemed to be a termination for Good Reason (a) where such termination would constitute a “Qualifying Termination” (as defined below), (b) where Executive resigns for any reason during the 60-day period following the six-month anniversary of a Change of Control of the Company (as defined below) where Executive was not actively and substantially involved in the negotiation of the terms of such Change of Control transaction, and (c) when Executive resigns at any time during the two years following such a Change of Control when (1) his title, position, authority, duties and responsibilities are changed adversely, (2) a change is made without his consent to the Company’s business strategy or business operations which is inconsistent in any material respect with the Company’s business strategy or business operations immediately prior to the Change of Control, or (3) Executive is asked to report to any person other than the Board (or, in Mr. Amboian’s case, our principal executive officer) of a publicly traded company that is the Company or a successor to the Company (where the Company is publicly traded) or the principal executive officer of the ultimate parent of the acquiring Company (where the Company is privately held). A “Qualifying Termination” means (i) a termination of employment by the Employer other than for Cause during the two-year period following a Change in Control, (ii) a termination of employment by the executive for Good Reason during the two-year period following a Change in Control or (iii) the termination of employment by the Executive for any reason (or no reason at all) during the 30-day period commencing one year after the date of a Change in Control. Termination by reason of the Executive’s death or disability shall not be treated as a “Qualifying Termination.”

“Change in Control” means: (i) the acquisition by any individual, entity or group of beneficial ownership of voting securities of the Company where such acquisition causes such individual, entity or group to own 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, for purposes of subsection (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), and (C) of subsection (iii) below; and provided, further, that if any individual, entity or group’s beneficial ownership of the outstanding company voting securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such individual, entity or group subsequently acquires beneficial ownership at additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such individual, entity or group to own 20% or more of the outstanding company voting securities; or (ii) individuals who, as of February 8, 2002, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual become a director subsequent to February 8, 2002 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consent by or on behalf of an individual, entity or group other than the Board; or (iii) the approval by the shareholders of the Company of (x) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Company or (y) the acquisition of assets or stock of another corporation in exchange for voting securities of the Company or, if consummation of such business combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a business combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such business combination of the outstanding company voting securities, (B) no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the business combination) an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then outstanding voting securities of such corporation representing the greater of (1) 20% thereof or (2) a percentage thereof equal to or greater than the percentage thereof held after such transaction by the persons who where the owners of the Company’s Class B Common Stock prior to such transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such business combination; or (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Each agreement further provides that the executive will not be permitted to solicit or hire any person employed by the Company for twelve months after termination of employment. In the event the executive becomes entitled to benefits or payments in connection with the termination of his employment following a Change of Control which subjects him to any excise taxes imposed by Section 4999 of the Internal Revenue Code, the Company will reimburse the Executive in an amount necessary to fully offset such tax payments.

Employment Terms with Mr. Richter

The employment terms of Mr. Richter are outlined in an offer summary entered into in May, 2006. In the event we terminate Mr. Richter’s employment without Cause prior to January 1, 2008, then he will be entitled to receive upon termination a bonus that is a pro-rata portion (based on the number of days he is employed in the year during which he is terminated), of an annualized cash amount of $750,000 for such termination before January 1, 2007 and of an annualized cash amount of $800,000 for such termination before January 1, 2008. If we terminate Mr. Richter’s employment other than for Cause prior to January 1, 2008, he shall also receive a special severance payment equal to $500,000, which amount will be paid either through a semi-monthly salary continuation or through a lump-sum payment 45 days following the date of termination.

Employment Terms with Mr. Brown

In the event Mr. Brown’s employment is terminated (a) other than for Cause (as defined in the Company’s equity incentive award plan in effect at the time of termination) or (b) for Good Reason (as defined below), Mr. Brown will receive (1) continuation of his annual base compensation then in effect for up to 18 months after the date of termination, and (2) a pro-rated annual bonus for the year of termination based on his prior year’s bonus. Mr. Brown is prohibited from soliciting the Company’s clients or employees during the period in which he receives base compensation continuation payments. He can, however, relinquish his rights to future payments at any time and be released from this limitation. The severance rights provided in these employment terms are in lieu of any severance rights Mr. Brown would otherwise have under the Company’s severance plan. “Good Reason,” as defined in these employment terms, means (1) Mr. Brown’s responsibilities are materially diminished without his consent, or (2) Mr. Brown is required to report to any person other than the President of the Company or other member of the Office of the Chairman without his consent. Good Reason does not include any action not taken in bad faith that is remedied by the Company within 30 days after the Company receives detailed written notice of the action from Mr. Brown.

Severance Plan

In accordance with the severance plan for the Company’s broker dealer subsidiary for which Ms. Wilson and Messrs. Adams and Berkshire are eligible, if an employee is terminated other than due to unacceptable performance or misconduct, the employee is eligible to receive a month’s salary for each completed year the employee was employed up to a maximum of eighteen months, provided he or she is otherwise in compliance with the plan. In addition, during this period, the employee is entitled to receive the full cost of COBRA coverage. Messrs. Schwertfeger, Amboian, Richter, and Brown and other employees with employment agreements or terms are not eligible to participate in this Severance Plan during the term of such agreements, but will be eligible to participate upon the termination of such agreements or terms.

Agreement with Ms. Wilson

In April 2007, the Company and Ms. Margaret Wilson, our principal financial and accounting officer prior to October 2006, entered into an agreement whereby Ms. Wilson will leave the Company by April 15, 2007. Under the agreement, Ms. Wilson has agreed to be available to provide consulting services to the Company from time to time as reasonably requested unless other employment precludes her from providing such services. Under this agreement, Ms. Wilson will receive enhanced severance of $560,083 in the aggregate payable in monthly installments ending April 15, 2008. During this one year period, the Company will also pay the premiums for Ms. Wilson’s health care coverage under COBRA. Under our equity incentive plan provisions relating to a termination without Cause, the outstanding awards to Ms. Wilson of stock options and restricted stock will vest and become exercisable.

Treatment of Equity Awards

1996 Equity Incentive Plan

The 1996 Equity Incentive Plan, as amended and restated, provides that, in the event of a Change in Control, all restrictions and risks of forfeiture on equity awards lapse, all deferral or vesting periods relating to the awards immediately expire, and (i) all unexercised stock options become immediately and fully exercisable, (ii) all shares of restricted stock not previously vested, vest immediately and must be delivered to the participant, (iii) all deferred restricted stock must be immediately delivered to the participant, and (iv) all deferred dividend equivalents not previously paid must be immediately paid over to the participant.

The Company awarded long-term equity performance awards under the 1996 Equity Incentive Plan in the form of stock options and restricted stock to approximately twenty-five senior managers in January 2005 (See “Compensation Discussion and Analysis — Long-Term Performance-Based Equity Awards”). Pursuant to these awards, the stock options and restricted stock granted will vest on an accelerated basis if (a) the executive’s employment with the Company is terminated due to (i) death, (ii) disability, (iii) by the Company without Cause, or (iv) by the executive as a result of Good Reason; or (b) there is a Change in Control of the Company. Pursuant to the terms of the awards, if either (a) or (b) above would have occurred during the calendar year ending December 31, 2006, then two-thirds of the stock options and restricted stock would have become fully vested and the rest of the stock options and restricted stock would have been forfeited. If a Change in Control had occurred on December 31, 2006 with one performance threshold being satisfied on such date, then five-sixths of the stock options and restricted stock would have become performance vested. In the event the executive retires during the performance period, the executive’s stock options and restricted stock will become performance vested only if and to the extent the performance thresholds are subsequently satisfied during the remainder of the performance period. In the event the executive retires after the performance period, any performance vested stock options and restricted stock will become fully vested upon retirement.

Pursuant to the 1996 Equity Incentive Plan, “Good Reason” has the specific meaning set forth in any written employment or consulting agreement between the Company and the participant. If the participant is not a party to a written employment or consulting agreement with the Company, or if such agreement does not define “Good Reason,” then the concept of “Good Reason” as used in the 1996 Equity Incentive Plan, and rights or obligations related to it, do not apply to that participant.

The definition of “Change in Control” under the 1996 Equity Incentive Plan is the same as described above in “Potential Payments Upon Termination or Change in Control — Employment Agreements with Messrs. Schwertfeger and Amboian”.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan provides that the Committee may provide that, in the event of a Change in Control, all restrictions and risks of forfeiture of awards lapse, all deferral or vesting periods immediately expire, and (i) all unexercised stock options become immediately and fully exercisable, (ii) all shares of restricted stock not previously vested, vest immediately and must be delivered to the participant, (iii) all deferred restricted stock must be delivered to the participant, and/or (iv) all restricted stock units, stock appreciation rights and/or deferred dividend equivalents not previously paid shall be immediately paid over the participant. In addition, in the event of a Change of Control, the Committee has the discretion to provide for the termination of all outstanding stock options; provided, however, that no stock options can be terminated prior the twenty days following the later of the date the award becomes fully vested, and the date the participant receives written notice of the transaction

The Company awarded stock options and restricted stock pursuant to the 2005 Equity Incentive Plan in January 2006. These awards provide for accelerated vesting if termination is due to (i) death, (ii) disability, (iii) retirement, (iv) termination by the Company without Cause, or (v) termination by the executive as a result of Constructive Termination. For purposes of awards under the 2005 Equity Incentive Plan, Constructive Termination

has the specific meaning set forth in any written employment or consulting agreement between the Company and the participant. If the participant is not a party to a written employment or consulting agreement with the Company, or if such agreement does not define “Constructive Termination,” then the concept of “Constructive Termination” as used in the 2005 Equity Incentive Plan, and rights or obligations related to it, do not apply to that participant.

The definition of “Change in Control” under the 2005 Equity Incentive Plan is the same as described above in “Potential Payments Upon Termination or Change in Control — Employment Agreements with Messrs. Schwertfeger and Amboian”.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically request that the information contained in this report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement and, based on that review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, portions of which, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006.

Willard L. Boyd, Chairman
Connie K. Duckworth
Duane R. Kullberg
Pierre E. Leroy
Roderick A. Palmore

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C other than as set forth in Item 407 of Regulation S-K, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information contained in this report be treated as soliciting material, nor shall such information be incorporated by reference into any past or future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

The Audit Committee of the Board is responsible for assisting the Board in monitoring (1) the quality and integrity of the Company’s financial statements, (2) the independent auditor’s qualifications, independence and appointment (3) the performance of the Company’s independent auditor and internal audit function, and (4) the compliance by the Company with legal and regulatory requirements. Among other responsibilities, we review, in our oversight capacity, the Company’s annual financial statements with both management and the independent auditors and we meet periodically with the independent and internal auditors to consider their evaluation of the Company’s financial and internal controls. We also select, subject to shareholder ratification, the Company’s independent auditors. Our Committee is composed of five independent directors and operates under a written charter adopted and approved by the Board. Pursuant to the Company’s Director Independence Guidelines, NYSE rules and SEC rules, the Board has determined that each Committee member is independent.

In discharging our duties, we have met with, and held discussions with, management and the Company’s independent and internal auditors regarding, among other things, the audited financial statements. Management has represented to the independent auditors that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). The Company’s independent auditors provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with representatives of the independent auditor their firm’s independence. As provided in the Audit Committee Charter, it is not the Committee’s responsibility to determine, and the considerations and discussions referenced above do not ensure, that the Company’s financial statements are complete and accurate and presented in accordance with generally accepted accounting principles.

We have reviewed and discussed with senior management their assertion and opinion regarding internal controls included in the Company’s 2006 Annual Report on Form 10-K as required by Section 404 of the 2002 Sarbanes-Oxley Act. Management has confirmed to the Committee that internal controls over financial reporting have been appropriately designed, and are operating effectively to prevent or detect any material financial statement misstatements. We have also reviewed and discussed with KPMG LLP its audit and opinion regarding the Company’s internal controls as required by Section 404, which opinion is included in the 2006 Annual Report on Form 10-K.

Based on our review and discussions with management and the independent auditors, the representations of management and the report of the independent auditors to our committee, we have recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K.

Duane R. Kullberg, Chairman
Willard L. Boyd
Connie K. Duckworth
Pierre E. Leroy
Roderick A. Palmore

FEES AND SERVICES OF INDEPENDENT AUDITORS

Fees Paid to Independent Auditors.  The following table shows the fees paid by the Company for audit and other services provided by KPMG LLP for fiscal years 2005 and 2006.

	2005	2006

Audit Fees(1)	$582,321	$608,500
Audit Related Fees(2)	71,500	111,500
Tax Fees(3)	96,250	113,000
All Other Fees(4)	289,000	-0-

Total:	$1,039,071	$833,000

(1)	For 2006 and 2005, Audit Fees include fees for the internal control audit required by Section 404 of Sarbanes-Oxley Act of 2002.

(2)	For 2006 and 2005, Audit Related Fees primarily consisted of fees for professional services relating to executive compensation reports, the debt covenant compliance report, acquisition research, the Company’s benefit plan audits and other accounting related matters.

(3)	For 2006 and 2005, Tax Fees consisted of principally of professional services relating to the Company’s federal and state tax returns and also included miscellaneous tax related services.

(4)	For 2005, All Other Fees consisted of fees incurred in connection with the offering of the Company’s Common Stock by a selling stockholder and the Company’s issuance of senior notes. $219,000 of these fees were reimbursed to the Company by The Travelers Companies, Inc., formerly The St. Paul Travelers Companies, Inc., pursuant to a Separation Agreement.

Pre-Approval Policies and Procedures.  The Audit Committee Charter provides that the Committee is responsible for pre-approving all audit services and permitted non-audit services to be performed for the Company by the independent auditor. In addition, the Audit Committee has adopted a standing resolution that authorizes the Chairman of the Audit Committee, between meetings of the Committee, to pre-approve fees and expenses of any permitted non-audit services to be performed for the Company by its independent auditor, including tax services, provided (1) that such non-audit services are not services that relate to regularly recurring needs of the Company of the type covered by an annual engagement and (2) that the total value of such services, together with other non-audit services pre-approved by the Chairman pursuant to this delegation of authority subsequent to the most recent meeting of the Committee, does not exceed 20% of the estimated cost of the annual audit services of the independent auditors most recently approved by the Committee. All of the fees paid to the independent auditors in 2006 were pre-approved in accordance with these provisions.

SELECTION OF AUDITORS
(Proposal No. 2)

The independent certified public accounting firm of KPMG LLP, a member of the international accounting firm Klynveld Peat Marwick Goerdeler, has been selected by the Audit Committee of the Board to act as the auditors for the Company and its subsidiaries for the current fiscal year. At the annual meeting, the shareholders will be asked to ratify the selection of KPMG LLP. A holder of Common Stock may, with respect to the selection of independent auditors, (i) vote “FOR” such selection, (ii) vote “AGAINST” such selection or (iii) “ABSTAIN” from voting on the selection. A vote to abstain from voting on this matter will have the effect of a vote against such selection. Broker non-votes are not considered shares entitled to vote and will not affect the outcome of the vote. Approval of this proposal requires the affirmative vote of holders of a majority of the shares represented in person or by proxy and entitled to vote on this item at the annual meeting.

KPMG LLP, which has served as independent auditors of the Company and its subsidiaries since the Company’s inception in March 1992, is expected to have a representative present at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions of shareholders.

The Board of Directors recommends a vote for ratification of the selection of KPMG LLP as independent auditors for the Company for 2007. Unless otherwise instructed, the proxy holders will vote the duly executed proxies received by them for ratification of the selection of KPMG LLP.

POLICIES AND PROCEDURES FOR THE REVIEW, APPROVAL OR RATIFICATION
OF
RELATED PERSON TRANSACTIONS

The Company’s Code of Business Conduct and Ethics sets forth the Company’s general policy prohibiting conflicts of interest, and transactions that would appear to interfere or conflict with the Company’s interests. The policy applies to all of the Company’s employees, officers and directors and requires each of them to disclose to the Company’s Ethics Officer any significant interest they or any of their family members have in any transaction or other matter known to them to be under consideration by the Company. By way of example, the policy indicates that a conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively or effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether such benefits are received from the Company or a third party. The policy prohibits all conflicts of interest, unless they are approved by, or approved pursuant to guidelines adopted by, the Board or the Nominating & Governance Committee. In reviewing and approving such issues, the Board or the Nominating & Governance Committee will review all the facts and circumstances but has not adopted specific criteria to assist in such decisions.

TRANSACTIONS WITH RELATED PERSONS

No such transactions took place in 2006.

PROPOSALS BY SHAREHOLDERS FOR 2008 ANNUAL MEETING

Proposals of shareholders intended to be presented at the Company’s 2008 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company by December 12, 2007 in order to be considered for inclusion in the Company’s 2008 Annual Meeting Proxy Statement and form of proxy to be mailed in April 2008. Such proposal must be in writing and comply with the proxy rules of the SEC.

Notice of any proposal to be presented by any shareholder at any meeting of shareholders, as set forth in the Amended and Restated By-laws of the Company, shall be given to the Secretary of the Company not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, any notice by the stockholder of business or the nomination of directors for election or reelection to be brought before the annual meeting to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth shareholder’s name and address, the number and class of all shares beneficially owned and any material interest of such shareholder in the proposal. The person presiding at the meeting shall determine whether such notice has been duly given and shall direct that proposal not to be considered if such notice has not been duly given.

See the section captioned “Corporate Governance — Committees of the Board of Directors — Nominating & Governance Committee” for information regarding persons recommended by shareholders as candidates for election to the Board.

Such proposals or nominations should be addressed to Corporate Secretary, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

The Board has provided the following process by which shareholders or other interested parties may communicate with one or more directors of the Company. Shareholders or other interested parties who wish to communicate with the non-management directors or any individual director should direct their communication to: Nuveen Investments, Inc. Board of Directors, c/o Corporate Secretary, 333 West Wacker Drive, Chicago, Illinois 60606. The Corporate Secretary will relay the communications to our Presiding Director, provided that the Corporate Secretary may exercise his discretion not to forward (1) communications that do not relate specifically to the Company or its business operations, including solicitations and invitations to seminars or other events, and (2) communications that do not present credible evidence that they are from a Company shareholder.

Communications of a confidential nature can be made directly to the Company’s non-management directors or the Chairman of the Audit Committee regarding any matter, including any accounting, internal control or auditing matter, by submitting such concerns to the Audit Committee or Presiding Director. Any such submissions should be marked confidential and addressed to the Chairman of the Audit Committee or the Presiding Director, as the case may be, c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

GENERAL

Management does not intend to present and does not have reason to believe that others will present any other items of business at the meeting. However, if other matters are properly presented at the meeting for a vote, the persons named in the proxies will have discretion to vote in accordance with their own judgment on such matters.

A list of shareholders entitled to be present and to vote at the meeting will be available at the offices of the Company, 333 West Wacker Drive, Chicago, Illinois, for inspection by any shareholder during regular business hours for ten days prior to the date of the meeting.

A copy (excluding exhibits) of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006 as filed with the SEC may be obtained, without charge, by writing to the Secretary at Nuveen Investments, Inc., 333 West Wacker, Chicago, Illinois 60606.

Failure of a quorum to be present at the meeting will necessitate adjournment. The persons named in the enclosed proxy may also move for an adjournment of the meeting to permit further solicitation of proxies with respect to any of the proposals if they determine that adjournment and further solicitation is reasonable and in the best interests of the shareholders. Under the Company’s Amended and Restated By-laws, an adjournment of a meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting.

IF YOU CANNOT BE PRESENT IN PERSON, YOU ARE REQUESTED TO FILL IN, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

John L. MacCarthy
Secretary

Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, IL 60606-1286

www.nuveen.com

NUVEEN INVESTMENTS, INC.
PROXY FOR 2007 ANNUAL MEETING OF SHAREHOLDERS
To be held on May 9, 2007 at 10:30 a.m., Chicago time, in the 6th floor auditorium of
The Northern Trust Company, 50 South LaSalle St., Chicago, Illinois
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Timothy R. Schwertfeger and John P. Amboian, and either of them, with full power of substitution, proxies for the undersigned to represent and vote as specified in this Proxy all shares of Class A Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of Nuveen Investments, Inc. to be held on May 9, 2007, and at any adjournment(s) or postponement(s) thereof, including authority to vote on (1) the election of two Class I directors, (2) ratification of the selection of KPMG LLP as independent auditors for 2007, and (3) any other matters that may properly come before the annual meeting.
     Unless otherwise instructed on the reverse side, all shares will be voted (1) FOR the election of the two Class I director nominees, (2) FOR ratification of the selection of KPMG LLP as independent auditors for 2007 and (3) in such proxy holders’ discretion on any other matter(s) that may be properly come before the annual meeting.
     (THIS PROXY CONTINUES AND MUST BE DATED, VOTED AND SIGNED ON THE REVERSE SIDE)

Change of Address

NUVEEN INVESTMENTS, INC.
P.O. BOX 11116
NEW YORK, N.Y. 10203-0116

— DETACH PROXY CARD HERE —

SIGN, DATE AND RETURN THE
☐	PROXY CARD PROMPTLY USING THE	☒
	ENCLOSED ENVELOPE.	PLEASE INDICATE YOUR CHOICE BY
MARKING
AN “X” IN EITHER BLACK OR BLUE INK.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR:
1.	Election of two Class I directors

FOR nominees listed below	☐	WITHHOLD AUTHORITY to vote for nominees listed below	☐	(*)EXCEPTIONS ☐
Nominees: John P. Amboian and Willard L. Boyd as Class I directors for a term of office of three (3) years.
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR MULTIPLE NOMINEES, MARK THE “EXCEPTIONS” BOX AND WRITE THAT NOMINEE’S OR NOMINEES’ NAME IN THE SPACE PROVIDED BELOW.)
(*)Exceptions:

		FOR	AGAINST	ABSTAIN

2.	Ratification of the selection of KPMG LLP as independent auditors for 2007.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.
     To change your address, please mark this box. ☐

     S C A N   L I N E

Note:	Please sign exactly as your name appears on this proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date	Share Owner sign here	Co-Owner sign here